                                                                    Exhibit 2.04



                            STOCK PURCHASE AGREEMENT


                            Dated as of March 2, 1998

                                     between




                                   PURCHASER:


                       Corporate Staffing Resources, Inc.



                                       AND



                                    SELLERS:


                                Krauthamer Family
                               Limited Partnership
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                                TABLE OF CONTENTS

         ARTICLE I................................................................................................1
                  1.1      Defined Terms..........................................................................1

         ARTICLE II - PURCHASE AND SALE OF STOCK.................................................................11
                  2.1 Transfer of Stock..........................................................................11
                  2.2  Consideration. ...........................................................................11
                  2.3  Closing Payment...........................................................................11
                  2.4  Contingent Amounts........................................................................12
                  2.5  Post Closing Adjustments..................................................................14
                  2.6  Manner of Payment.........................................................................17
                  2.7 Allocation of Consideration. ..............................................................17

         ARTICLE III - SELLERS' AGREEMENTS RESPECTING
          POST-CLOSING COMPETITION...............................................................................17
                  3.1 Reasons For Agreements. ...................................................................17
                  3.2 The Sellers' Agreements. ..................................................................17
                  3.3 Interpretation and Remedies................................................................19
                  3.4 Definitions................................................................................20
                  3.5 Termination of Sellers' Agreements.........................................................20

         ARTICLE IV - CLOSING....................................................................................20
                  4.1  Closing. .................................................................................20
                  4.2  Deliveries at Closing.....................................................................20
                  4.3  Other Closing Transactions................................................................21

         ARTICLE V - REPRESENTATIONS AND WARRANTIES OF
          THE SELLERS............................................................................................22
                  5.1 Organization and Good Standing.............................................................22
                  5.2 Authority; No Conflict.....................................................................22
                  5.3  Capitalization. ..........................................................................23
                  5.4  Financial Statements......................................................................24
                  5.5  Books and Records. .......................................................................24
                  5.6 Title to Properties:  Encumbrances. .......................................................25
                  5.7 Condition and Sufficiency of Assets........................................................25
                  5.8 No Undisclosed Liabilities.................................................................25
                  5.9 Taxes......................................................................................25
                  5.10  No Material Adverse Change...............................................................27
                  5.11  Employee Benefits........................................................................27
                  5.12  Compliance with Legal Requirements; Governmental Authorizations..........................31
                  5.13  Legal Proceedings; Orders................................................................33
                  5.14  Absence of Certain Changes and Events....................................................34
                  5.15  Contracts; No Defaults...................................................................35
                  5.16  Insurance................................................................................38

                  5.17  Environmental Matters ...................................................................40
                  5.18  Labor Relations; Compliance: Employees...................................................41
                  5.19  Intellectual Property....................................................................42
                  5.20  Certain Payments.........................................................................43
                  5.21  No Other Agreements to Sell Assets or Capital Stock of the Subject Company. .............43
                  5.22  Relationships with Related Persons.......................................................43
                  5.23  Customers and Suppliers..................................................................44
                  5.24  Bank Accounts. ..........................................................................44
                  5.25  Brokers and Finders; Advisors............................................................44
                  5.26  Disclosure. .............................................................................44

         ARTICLE VI -  REPRESENTATIONS AND WARRANTIES OF PURCHASER...............................................44
                  6.1  Organization of Purchaser.................................................................45
                  6.2  Corporate Authority and Ability...........................................................45
                  6.3  Authorization: No Conflict................................................................45
                  6.4  Proceedings...............................................................................46
                  6.5  Investment................................................................................46
                  6.6  Brokers or Finders........................................................................46

         ARTICLE VII - ACTIONS OF THE SELLERS AND THE PURCHASER BEFORE
          THE CLOSING DATE.......................................................................................46
                  7.1  Access and Investigation..................................................................46
                  7.2  Operation of Business.....................................................................46
                  7.3  Negative Covenants........................................................................47
                  7.4  Required Approvals........................................................................47
                  7.5  Notification..............................................................................47
                  7.6  No Negotiation............................................................................48
                  7.7  Best Efforts..............................................................................48

         ARTICLE VIII - CONDITIONS PRECEDENT TO
         PURCHASER'S OBLIGATION TO CLOSE.........................................................................48
                  8.1  Accuracy of Representations...............................................................48
                  8.2  Sellers' and Subject Companies' Performance...............................................48
                  8.3  Consents..................................................................................49
                  8.4  Additional Documents......................................................................49
                  8.5  No Proceedings............................................................................49
                  8.6  Financing.................................................................................49
                  8.7  No Prohibition............................................................................49
                  8.8  No Claim Regarding Stock Ownership or Sale Proceeds.......................................49
                  8.9 Kurt Krauthamer Insurability...............................................................50

         ARTICLE IX - CONDITIONS PRECEDENT TO SELLERS'
          OBLIGATION TO CLOSE....................................................................................50

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
                  9.1  Accuracy of Representations...............................................................50
                  9.2  The Purchaser's Performance...............................................................50
                  9.3  Consents..................................................................................50
                  9.4  Additional Documents......................................................................50
                  9.5   No Proceedings...........................................................................50
                  9.6   No Prohibition...........................................................................51

         ARTICLE X - SELLERS' INDEMNIFICATION; REMEDIES..........................................................51
                  10.1  Survival of Representations. Etc.........................................................51
                  10.2  Indemnifications.........................................................................51
                  10.3  Tax......................................................................................55

         ARTICLE XI - ADDITIONAL PURCHASER'S INDEMNIFICATION; REMEDIES...........................................57
                  11.1  The Indemnity............................................................................57
                  11.2  Notice and Cooperation...................................................................58
                  11.3  Seller's Claim for Indemnity; Payment....................................................58

         ARTICLE XII - PURCHASER'S POST-CLOSING COVENANTS........................................................58
                  12.1  Subject Company Working Capital..........................................................58
                  12.2  Subject Company Name.....................................................................58
                  12.3  Purchaser's Existing California Business.................................................58
                  12.4  Separate Corporate Status. ..............................................................59

         ARTICLE XIII - TERMINATION..............................................................................59
                  13.1  Termination Events.......................................................................59
                  13.2  Effect of Termination....................................................................59

         ARTICLE XIV - MISCELLANEOUS.............................................................................60
                  14.1   Assignment..............................................................................60
                  14.2   Notices.................................................................................60
                  14.3   Choice of Law...........................................................................61
                  14.4   Entire Agreement: Amendments and Waivers................................................61
                  14.5   Multiple Counterparts...................................................................62
                  14.6   Expenses................................................................................62
                  14.7   Invalidity..............................................................................62
                  14.8   Titles..................................................................................62
                  14.9   Publicity...............................................................................62
                  14.10  Confidential Information................................................................62
                  14.11  Burden and Benefit......................................................................64
                  14.12  Service of Process; Consent to Jurisdiction.............................................64
                  14.13  Attorneys' Fees.........................................................................64
                  14.14  Limitation of Liability.................................................................65
                  14.15  Additional Survival.....................................................................65

                            STOCK PURCHASE AGREEMENT

                  THIS STOCK PURCHASE AGREEMENT dated as of March 2, 1998 (this "Agreement"), is by and among Corporate Staffing Resources, Inc., a Delaware corporation (the "Purchaser") and Krauthamer Family Limited Partnership, a California limited partnership, ("Seller or "Sellers").

                                    RECITALS

                  A. The Purchaser desires to purchase from the Sellers, and the Sellers desire to sell to Purchaser all of the issued and outstanding capital stock of Intranational Computer Consultants, a California corporation (the "Subject Company") upon the terms and subject to the conditions contained herein (the "Acquisition").

                  B. In connection with the Acquisition, the parties desire to set forth certain agreements, representations, warranties and covenants made by one or more parties to the other or others as an inducement to the consummation of the Acquisition, upon the terms and subject to the conditions contained herein.

                                    AGREEMENT

                  NOW, THEREFORE, in consideration of the mutual covenants and promises contained herein and for other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the parties hereto agree as follows:

                                    ARTICLE I

                  1.1 Defined Terms. As used herein, the terms below shall have the following meanings. Any of such terms, unless the context otherwise requires, may be used in the singular or plural, depending upon the reference.

                  "Accounts Receivable" shall have the meaning set forth in
Section 2.5(b).

                  "Acquisition" shall have the meaning set forth in recital A to this Agreement.

                  "Advisors" shall have the meaning set forth in Section 7.1.

                  "Affiliate" shall have the meaning set forth in the Exchange Act. Without limiting the foregoing, all directors and officers of a Person that is a corporation and all managing members of a Person that is a limited liability company, shall be deemed Affiliates of such Person for all purposes hereunder.

                  "Agreement" shall mean this Stock Purchase Agreement.

                  "Applicable Contract" shall mean any Contract (a) under which the Subject Company has acquired any rights, (b) under which the Subject Company has become subject to any obligation or liability, or (c) by which the Subject Company or any of the assets owned or used by it is bound.

                  "Balance Sheet" shall have the meaning set forth in Section
5.6.

                  "Best Efforts" shall mean the efforts that a prudent Person desirous of achieving a result would use in similar circumstances to ensure that such result is achieved as expeditiously as possible; provided, however, that an obligation to use Best Efforts under this Agreement does not require the Person subject to that obligation to take actions that would result in a Material Adverse Change in the benefits to such Person of this Agreement and the Transactions.

                  "Breach" shall mean and a breach of a representation, warranty, covenant, obligation, or other provision of this Agreement or any Transaction Documents will be deemed to have occurred if there is or has been any inaccuracy in or breach of, or any failure to perform or comply with, such representation, warranty, covenant, obligation, or other provision.

                  "CERCLA" shall mean the United States Comprehensive Environmental Response, Compensation and Liability Act, 42 U.S.C. 9601 et. seq., as amended.

                  "Claim" shall have the meaning set forth in Section 10.2(d).

                  "Claim Notice" shall have the meaning set forth in Section 10.2(d).

                  "Cleanup" shall mean any investigation, cleanup, removal, containment or other remediation or response actions.

                  "Closing" shall have the meaning set forth in Section 4.1.

                  "Closing Balance Sheet" shall have the meaning set forth in
Section 2.5(a).

                  "Closing Balance Sheet Date" shall mean the date immediately preceding the Closing Date.

                  "Closing Date" shall have the meaning set forth in Section 13. l(d).

                  "Closing Payment" shall have the meaning set forth in Section 2.3.

                  "Confidential Information" shall have the meaning set forth in
Section 14.10(b).

                  "Consent" shall mean any approval, consent, ratification, waiver, or other authorization (including any Governmental Authorization).

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
                  "Consideration" shall have the meaning set forth in Section
2.2.

                  "Contingent Amounts" shall have the meaning set forth in
Section 2.2.

                  "Contract" shall mean any agreement, contract, obligation, promise, or undertaking (whether written or oral) that is legally binding.

                  "Copyrights" shall have the meaning set forth in Section 5.19(a).

                  "Covenant Payment" shall have the meaning set forth in Section 3.1.

                  "Damages" shall have the meaning set forth in Section 10.2(a).

                  "Disclosure Schedules" shall mean the schedules prepared and delivered by the Sellers for and to the Purchaser and dated as of the date hereof which set forth the exceptions to the representations and warranties contained herein and certain other information called for by this Agreement. Unless otherwise specified, each reference in this Agreement to any numbered schedule is a reference to that numbered schedule which is included in the Disclosure Schedules.

                  "EBIT" shall mean earnings before interest expense and tax expenses determined in accordance with GAAP.

                  "Encumbrance" shall mean any charge, claim, community property interest, condition, equitable interest, lien, option, pledge, security interest, right of first refusal or restriction of any kind, including any restriction on use, voting, transfer, receipt of income or exercise of any other attribute of ownership.

                  "Environment" shall mean soil, land surface or subsurface strata, surface waters (including navigable waters, ocean waters, streams, ponds, drainage basins and wetlands), groundwater, drinking water supply, stream sediments, ambient air (including indoor air), plant and animal life and any other environmental medium or natural resource.

                  "Environmental. Health and Safety Liabilities" shall mean any cost, damage, expense, Liability, obligation or other responsibility arising from or under Environmental Law or Occupational Safety and Health Law and consisting of or relating to:

                  (a) any environmental, health or safety matters or conditions (including on-site or off-site contamination, occupational safety and health and regulation of chemical substances or products);

                  (b) fines, penalties, judgments, awards, settlements, legal or administrative proceedings, damages, losses, claims, demands and response, investigative, remedial or

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
         inspection costs and expenses arising under any Environmental Law or Occupational Safety and Health Law;

                  (c) financial responsibility under any Environmental Law or Occupational Safety and Health Law for cleanup costs or corrective action, including any Cleanup required by applicable Environmental Law or Occupational Safety and Health Law (whether or not such Cleanup has been required or requested by any Governmental Body or any other Person) and for any natural resource damages; or

                  (d) any other compliance, corrective, investigative or remedial measures required under any Environmental Law or Occupational Safety and Health Law.

                  The terms "removal," "remedial" and "response action" include the types of activities covered by CERCLA.

                  "Environmental Law" shall mean all federal, state, district, local and foreign laws, all rules or regulations promulgated thereunder and all orders, consent orders, judgments, notices, permits or demand letters issued, promulgated or entered pursuant thereto, relating to pollution or protection of the Environment (including, without limitation, ambient air, surface water, ground water, land surface or subsurface strata), including without limitation
(i) laws relating to emissions, discharges, releases or threatened releases of pollutants, contaminants, chemicals, materials, wastes or other substances into the Environment and (ii) laws relating to the identification, generation, manufacture, processing, distribution, use, treatment, storage, disposal, recovery, transport or other handling of pollutants, contaminants, chemicals, industrial materials, wastes or other substances. Environmental Laws shall include, without limitation, CERCLA, the Toxic Substances Control Act, as amended, the Hazardous Materials Transportation Act, as amended, the Resource Conservation and Recovery Act, as amended, the Clean Water Act, as amended, the Safe Drinking Water Act, as amended, the Clean Air Act, as amended, the Occupational Safety and Health Act, as amended, the California Health & Safety Code (Section 25100 et seq., 39000 et seq.) and the California Water Code (Section 13000, et seq.) and all analogous laws promulgated or issued by any state or other governmental authority.

                  "ERISA" shall mean the Employee Retirement Income Security Act of 1974 or any successor law, and regulations and rules issued pursuant to that Act or any successor law.

                  "ERISA Affiliate" shall mean any other Person that, together with the Subject Company, is or was required to be treated as a single employer under IRC Section 414(b) or (c), and solely for the purposes of potential liability under ERISA Section 302(c)(ii) and IRC Section 412(c)(ii) and the lien created under ERISA Section 302(f) and IRC Section 412(n), under IRC Section 414(m) or (o).

                  "Exchange Act" shall mean the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder.

                  "Facilities" shall mean any real property, leaseholds or other interests currently or formerly owned or operated by the Subject Company and any buildings, plants, structures or equipment (including motor vehicles) currently or formerly owned or operated by the Subject Company.

                  "Family" shall mean, with respect to any individual (i) the individual, (i) the individual's spouse, (iii) any other natural Person who is related to the individual or the individual's spouse within the second degree and (iv) any other natural Person who resides with such individual.

                  "Financial Statements" shall have the meaning set forth in
Section 5.4.

                  "Fixed Amount" shall have the meaning set forth in Section
2.2.

                  "GAAP" shall mean United States generally accepted accounting principles.

                  "Governmental Authorization" shall mean any approval, Consent, license, permit, waiver or other authorization issued, granted, given or otherwise made available by or under the authority of any Governmental Body or pursuant to any Legal Requirement.

                  "Governmental Body" shall mean any:

                  (a) nation, state, county, city, town, village, district or other jurisdiction of any nature;

                  (b) federal, state, local, municipal, foreign or other government;

                  (c) governmental or quasi-governmental authority of any nature (including any governmental agency, branch, department, official or entity and any court or other tribunal); or

                  (d) body exercising, or entitled to exercise, any administrative, executive, judicial, legislative, police, regulatory or taxing authority or power of any nature.

                  "Hazardous Activity" shall mean the distribution, generation, handling, importing, management, manufacturing, processing, production, refinement, Release, storage, transfer, transportation, treatment or use (including any withdrawal or other use of groundwater) of Hazardous Materials in, on, under, about or from the Facilities or any part thereof into the Environment and any other act, business, operation or thing that increases the danger or risk of danger or poses an unreasonable risk of harm to Persons or property on or off the Facilities or that may affect the value of the Facilities or the Subject Company.

                  "Hazardous Materials" shall mean any waste or other substance that is listed, defined, designated or classified as, or otherwise determined to be, hazardous, radioactive or toxic or a pollutant or a contaminant subject to regulation, control or remediation under any Environmental Law (whether solids, liquids or gases), including any mixture or solution thereof, and specifically including petroleum and all derivatives thereof or synthetic substitutes therefor, polychlorinated biphenyls and asbestos or asbestos-containing materials.

                  "HSR Act" shall mean the Hart-Scott-Rodino Antitrust Improvements Act of 1976 or any successor law, and regulations and rules issued pursuant to that Act or any successor law.

                  "Information Technology Staffing Services Business" shall have the meaning set forth in Section 3.4.

                  "Intellectual Property Assets" shall have the meaning set forth in Section 5.19(a).

                  "IRC" shall mean the Internal Revenue Code of 1986, as amended, or any successor law

                  "IRS" shall mean the United States Internal Revenue Service or any successor agency.

                  "Knowledge" shall mean and an individual will be deemed to have "Knowledge" of a particular fact or other matter if:

                  (a) such individual is actually aware of such fact or other matter; or

                  (b) a prudent individual should be aware of such fact or other matter.

                  A Person (other than an individual) will be deemed to have "Knowledge" of a particular fact or other matter if any individual who is serving as a director, executive officer, partner, executor or trustee of such Person (or in any similar capacity) has, Knowledge of such fact or other matter.

                  "Knowledge of the Sellers" or other similar phrases shall mean the Knowledge of the Sellers and the actual knowledge of any other executive officer of the Subject Company.

                  "Krauthamer Employment Agreement" shall have the meaning set forth in Section 2.4(f).

                  "Legal Requirement" shall mean any federal, state, local, municipal, foreign, international, multinational or other administrative order, constitution, law, ordinance, principle of common law, regulation, statute or treaty.

                  "Liability" shall mean any direct or indirect liability, indebtedness, obligation, commitment, expense, claim, deficiency, guaranty or endorsement of or by any Person of any type, whether known, unknown, accrued, absolute, contingent, matured or unmatured.

                  "Marks" shall have the meaning set forth in Section 5.19(a).

                  "Material Adverse Effect" or "Material Adverse Change" shall mean any significant and substantial adverse effect or change in the condition (financial or other), business, results of operations, liabilities or operations of any party, its business and/or assets or on the ability of such party or its stockholders or shareholders, as the case may be, to consummate the Transactions, or any event or condition which would, with the passage of time, constitute a "Material Adverse Effect" or "Material Adverse Change."

                  "Material Interest" shall mean direct or indirect beneficial ownership (as defined in Rule 13d-3 under the Exchange Act) of voting securities or other voting interests representing at least 10% of the outstanding voting power of a Person or equity securities or other equity interests representing at least 10% of the outstanding equity securities or equity interests in a Person.

                  "Multiemployer Plan" shall have the meaning set forth in ERISA
Section 3(37)(A).

                  "Noncompetition Period" shall have the meaning set forth in
Section 3.4.

                  "Occupational Safety and Health Law" shall mean any Legal Requirement designed to provide safe and healthful working conditions and to reduce occupational safety and health hazards, and any program designed to provide safe and healthful working conditions.

                  "Order" shall mean any award, decision, injunction, judgment, order, ruling, subpoena or verdict entered, issued, made or rendered by any court, administrative agency or other Governmental Body or by any arbitrator.

                  "Ordinary Course of Business" shall describe any action taken by a Person if:

                  (a) such action is consistent with the past practices of such Person and is taken in the ordinary course of the normal day-to-day operations of such Person;

                  (b) such action is not required to be authorized by the board of directors of such Person (or by any Person or group of Persons exercising similar authority) and is not required to be authorized by the parent company (if any) of such Person; and

                  (c) such action is similar in nature and magnitude to actions customarily taken, without any authorization by the board of directors (or by any Person or group of Persons exercising similar authority), in the ordinary course of the normal day-to-day operations of other Persons that are in the same line of business as such Person.

                  "Organizational Documents" shall mean (a) the articles or certificate of incorporation, all certificates of determination and designation, and the bylaws of a corporation; (b) the partnership agreement and any statement of partnership of a general partnership; (c) the limited partnership agreement and the certificate or articles of limited partnership of a limited partnership; (d) the operating agreement, limited liability company agreement and the certificate or articles of organization or formation of a limited liability company; (e) any charter or similar document adopted or filed in connection with the creation, formation or organization of a Person; and (f) any amendment to any of the foregoing.

                  "Other Benefit Obligations" shall mean all obligations, arrangements or customary practices, whether or not legally enforceable, to provide benefits, other than salary, as compensation for services rendered, to present or former directors, employees or agents, other than obligations, arrangements and practices that are Plans. Other Benefit Obligations include consulting agreements under which the compensation paid does not depend upon the amount of service rendered, sabbatical policies, severance payment policies and fringe benefits within the meaning of IRC Section 132.

                  "Patents" shall have the meaning set forth in Section 5.19(a).

                  "Pension Plan" shall have the meaning set forth in ERISA
Section 3(2)(A).

                  "Person" shall mean any individual, corporation (including any non-profit corporation), general or limited partnership, limited liability company, joint venture, estate, trust, association, organization, labor union or other entity or Governmental Body.

                  "Plan" shall have the meaning set forth in ERISA Section 3(3).

                  "Plan Sponsor" shall have the meaning set forth in ERISA
Section 3(16)(B).

                  "Post-Closing Partial Period" shall have the meaning set forth in Section 10.3(b).

                  "Pre-Closing Partial Period" shall have the meaning set forth in Section 10.3(a).

                  "Proceeding" shall mean any action, arbitration, audit, hearing, investigation, litigation or suit (whether civil, criminal, administrative, investigative or informal) commenced, brought, conducted or heard by or before, or otherwise involving, any Governmental Body or arbitrator.

                  "Proposed Acquisition Transaction" shall have the meaning set forth in Section 7.6.

                  "Purchaser" shall have the meaning set forth in the first paragraph of this Agreement.

                  "Purchaser Indemnified Parties" shall have the meaning set forth in Section 10.2(b).

                  "Qualified Plan" shall mean any Plan that meets or purports to meet the requirements of IRC Section 401(a).

                  "Related Person" shall mean with respect to a particular individual:

                  (a) each other member of such individual's Family;

                  (b) any Person that is directly or indirectly controlled by such individual or one or more members of such individual's Family;

                  (c) any Person in which such individual or members of such individual's Family hold (individually or in the aggregate) a Material Interest; and

                  (d) any Person with respect to which such individual or one or more members of such individual's Family serves as a director, executive officer, partner, executor or trustee (or in a similar capacity).

                  With respect to a specified Person other than an individual:

                  (a) any Person that directly or indirectly controls, is directly or indirectly controlled by, or is directly or indirectly under common control with such specified Person;

                  (b) any Person that holds a Material Interest in such specified Person;

                  (c) each Person that serves as a director, executive officer, partner, executor or trustee of such specified Person (or in a similar capacity);

                  (d) any Person in which such specified Person holds a Material Interest; and

                  (e) any Person with respect to which such specified Person serves as a general partner or a trustee (or in a similar capacity).

                  "Release" shall mean any spilling, leaking, emitting, discharging, depositing, escaping, leaching, dumping or other releasing into the Environment, whether intentional or unintentional.

                  "Representative" shall mean any officer, director, principal, attorney, agent, employee or other representative.

                  "Securities Act" shall mean the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder.

                  "Seller Indemnified Parties' shall have the meaning set forth in Section 10.2(a).

                  "Sellers" shall have the meaning set forth in the first paragraph of this Agreement.

                  "Sellers' Accountant" shall have the meaning set forth in
Section 2.4(a).

                  "Sellers' Closing Documents" shall have the meaning set forth in Section 5.2(a).

                  "Shareholders' Equity" shall have the meaning set forth in
Section 2.5(a).

                  "Stock" shall have the meaning set forth in Section 2.1.

                  "Straddle Period" shall have the meaning set forth in Section 10.3(b).

                  "Subject Company" shall have the meaning set forth in the first paragraph of this Agreement.

                  "Subsidiary" shall mean, with respect to any Person (for the purposes of this definition, the "Owner"), any corporation or other Person of which securities or other interests having the power to elect a majority of that corporation's or other Person's board of directors or similar governing body, or otherwise having the power to direct the business and policies of that corporation or other Person (other than securities or other interests having such power only upon the happening of a contingency that has not occurred) are held by the Owner or one or more of its Subsidiaries .

                  "Tax" or "Taxes" shall mean any federal, state, local, foreign or other tax, levy, impost, fee, assessment or other governmental charge, including without limitation income, estimated income, gross receipts, business, occupation, franchise, property, payroll, personal property, sales, transfer, use, employment, commercial rent, occupancy, franchise or withholding taxes, and any premium, including without limitation, interest, penalties and additions in connection therewith.

                  "Tax Return" shall mean any return (including any information return), report, statement, schedule, notice, form or other document or information filed with or submitted to, or required to be filed with or submitted to, any Governmental Body in connection with the determination, assessment, collection or payment of any Tax or in connection with the administration, implementation or enforcement of, or compliance with, any Legal Requirement relating to any Tax.

                  "Territory" shall have the meaning set forth in Section 3.4.

                  "Threat of Release" shall mean a substantial likelihood of a Release that may require action in order to prevent or mitigate damage to the Environment that may result from such Release.

                  "Threatened" shall describe any claim, Proceeding, dispute, action or other matter if (i) any demand or statement has been made (orally or in writing) with respect to such claim, Proceeding, dispute, action or other matter, (ii) any notice has been given (orally or in writing) with respect thereto or (iii) any other event has occurred or any other circumstances exist, that would lead a prudent Person to conclude that such a claim, Proceeding, dispute, action or other matter is likely to be asserted, commenced, taken or otherwise pursued in the future.

                  "Threshold" shall have the meaning set forth in Section
10.2(e).

                  "Title IV Plans" shall mean all Pension Plans that are subject to regulation under Title IV of ERISA, 29 U.S.C. Section 1301 et seq., other than Multiemployer Plans.

                  "Trade Secrets" shall have the meaning set forth in Section 5.19(a).

                  "Transaction Documents" shall mean this Agreement, the Employment Agreement, and all instruments executed, filed or otherwise prepared, exchanged or delivered in accordance with this Agreement.

                  "Transactions" shall mean the Acquisition and the other transactions contemplated by the Transaction Documents.

                  "Welfare Plan" shall have the meaning given in ERISA
Section 3(1).

                                   ARTICLE II

                           PURCHASE AND SALE OF STOCK

                  2.1 Transfer of Stock.

                  Upon the terms and subject to the conditions set forth herein, on the Closing Date each of the Sellers shall sell, convey, transfer, assign and deliver to the Purchaser, and the Purchaser shall purchase from the Sellers, all of the outstanding shares of capital stock of the Subject Company (the "Stock"), which Stock is owned by each of the Sellers in the amounts set forth next to the name of each such Seller in Schedule 2.1.

                  2.2 Consideration. Upon the terms and subject to the conditions set forth herein, in consideration for the transfer of the Stock pursuant to Section 2.1, the Purchaser shall pay to the Sellers, at the times hereafter set forth, the Closing Payment pursuant to Section 2.3, as adjusted pursuant to Section 2.5 and the Contingent Amounts pursuant to Section 2.4. The Closing Payment as adjusted pursuant to Section 2.5 is referred to herein as the "Fixed Amount" and together with the Contingent Amounts, collectively referred to as the "Consideration."

                  2.3 Closing Payment. On the Closing Date, the Purchaser shall pay to the Sellers an aggregate amount of Five Million Four Hundred Thousand Dollars ($5,400,000) in cash (the "Closing Payment").

                  2.4 Contingent Amounts.

                  (a) On or before the times hereinafter set forth, the Purchaser shall pay to the Sellers the additional cash amounts hereinafter described (the "Contingent Amounts"):

                           (i) An amount equal to six (6) multiplied by the
                  excess of (A) the Adjusted EBIT of the Subject Company for the calendar year 1998 (the "1998 Adjusted EBIT") over (B) the 1997 Base; plus

                           (ii) An amount equal to six (6) multiplied by the
                  excess of (A) the Adjusted EBIT of the Subject Company for the calendar year 1999 (the "1999 Adjusted EBIT") over (B) the greater of [i] the 1997 Base or [ii] the 1998 Adjusted EBIT; plus

                           (iii) An amount equal to six (6) multiplied by the
                  excess of (A) the Adjusted EBIT of the Subject Company for the calendar year 2000 (the "2000 Adjusted EBIT") over (B) the greater of [i] the 1997 Base or [ii] the 1998 Adjusted EBIT or [iii] the 1999 Adjusted EBIT; provided, however, that the aggregate of the Contingent Amounts shall not exceed Six Million Dollars ($6,000,000).

                  (b) The "1997 Base" shall mean $875,000 unless the 1997 Adjusted EBIT of the Subject Company is less than $825,000 in which event the "1997 Base" shall mean $875,000 less the amount by which $825,000 exceeds 1997 Adjusted EBIT. "1997 Adjusted EBIT" shall mean EBIT for 1997 adjusted as provided in Schedule 2.4(A) hereto. "Adjusted EBIT" as used in determining the 1998 Annualized Adjusted EBIT, the 1999 Adjusted EBIT and the 2000 Adjusted EBIT shall mean the EBIT for such period adjusted as provided in Schedule 2.4(B) hereto.

                  (c) As promptly as practicable after the end of each of the calendar years 1998, 1999 and 2000 (but in no event more than sixty
         (60) days after the year end) the Purchaser shall cause the Subject Company to prepare and deliver to the Sellers an Adjusted EBIT statement for the respective calendar year (the "Adjusted EBIT Report"). Each Adjusted EBIT Report shall include an income statement prepared in accordance with GAAP, a listing by item and amount of each adjustment to EBIT in accordance with Schedule 2.4(B) hereof and the Purchaser's determination of the amount of the Adjusted EBIT for the applicable period. Each Adjusted EBIT Report shall be accompanied by a certificate of the Chief Financial Officer of the Purchaser to the effect that the Adjusted EBIT Report presents fairly in accordance with GAAP the EBIT of the Subject Company for the period covered thereby and properly and fully reflects each adjustment required to determine Adjusted EBIT in accordance with Schedule 2.4(B) hereto. The Sellers and a firm of independent public accountants designated by the Sellers (the "Sellers' Accountant") will be entitled to reasonable access during normal business hours to the relevant records and working papers of the Subject Company and its accountants to aid in their review of the Adjusted EBIT Report. The Sellers will be solely responsible for all costs of the Sellers' Accountants. Each Adjusted EBIT Report shall be deemed to be accepted by and shall be conclusive for the purposes of determining the applicable Contingent Amount except to the extent, if any, that the Sellers or the Sellers' Accountant shall have delivered within thirty (30) days after the date on which the Adjusted EBIT Report is delivered to Sellers, a written notice to the Purchaser stating each and every item to which the Sellers take exception as not being in accordance with GAAP or Schedule 2.4(B) hereto or as having computational errors, specifying in reasonable detail the nature and extent of any such exception (it being understood that any amounts not disputed shall be paid promptly). If a change proposed by the Sellers is disputed by the Purchaser, then the Purchaser and the Sellers shall negotiate in good faith to resolve such dispute. If, after a period of twenty (20) days following the date on which the Sellers give the Purchaser notice of any such proposed change, any such proposed change still remains disputed, then the Purchaser and the Sellers shall together choose an independent firm of public accountants of nationally recognized standing (the "Accounting Firm") to resolve any remaining disputes. The Accounting Firm shall act as an arbitrator to determine, based solely on presentations by the Sellers and the Purchaser, and not by independent review, only those issues still in dispute. The decision of the Accounting Firm shall be final and binding and shall be in accordance with the provisions of this Section 2.4. All of the fees and expenses of the Accounting Firm shall be paid by the Purchaser and the Sellers based on the Accounting Firm's Adjusted EBIT determination in relation to the Adjusted EBIT proposals submitted by the parties. For purposes of illustration, if the Purchaser's submitted Adjusted EBIT is $1,500,000, the Sellers' submitted Adjusted EBIT is $1,600,000 and the Accounting Firm's determined Adjusted EBIT is $1,575,000, the Purchaser shall pay 75% and the Sellers shall pay 25%.

                  (d) All payments of Contingent Amounts shall be made within thirty (30) days following the applicable Adjusted EBIT Report Delivery Date. The term "Adjusted EBIT Report Delivery Date" shall mean March 1 of the year in which the Adjusted EBIT Report is to be delivered as provided in Section 2.4(c); provided, however, if any change to the Adjusted EBIT Report is agreed to by the Purchaser and the Sellers in accordance with this Section 2.4, then the date on which the Purchaser and the Sellers agree in writing to such change shall be the Adjusted EBIT Report Delivery Date; and, provided, further, that if any dispute with respect to the Adjusted EBIT Report is resolved in accordance with this Section 2.4, then the date on which the Accounting Firm delivers its decision with respect to such dispute shall be the Adjusted EBIT Report Delivery Date; provided, however, that any amounts not disputed shall be paid promptly on March 31st.

                  (e) Any portion of any Contingent Amounts not paid by March 31 shall be payable with interest at the per annum rate of two percent (2%) in excess of the prime rate published in the Wall Street Journal money rates section accruing from March 31 of the year in which the Adjusted EBIT Report is to be delivered to the date of payment together with all of the Sellers' reasonable costs of collection, including reasonable attorney's fees.

                  (f) After the Closing Date, Seller Kurt Krauthamer will be employed by the Subject Company pursuant to the Employment Agreement in the form of Exhibit A hereto

         (the "Krauthamer Employment Agreement"). In the event the Subject Company terminates the employment of Kurt Krauthamer other than pursuant to Section 5(a)(i), (ii) or (iii) of the Krauthamer Employment Agreement, the Purchaser shall pay to the Sellers as additional Consideration and in lieu of any Contingent Amounts which would otherwise have been payable with respect to the calendar year in which employment terminated and each subsequent year the following:

                           (i)      Six Million Dollars ($6,000,000), minus

                           (ii) all Contingent Amounts previously paid or which have become payable to the Sellers.

                           Such amount, if any, shall be payable in equal cash
                  installments on the dates that the Contingent Amounts would have been payable.

                  (g) In the event the Subject Company terminates the employment of Kurt Krauthamer pursuant to Section 5(a)(i) of the Krauthamer Employment Agreement and the reason for termination is any of the reasons set forth in subsections (A) or (B) of Section 5(a)(i) of the Krauthamer Employment Agreement, then all right of the Sellers to receive Contingent Amounts with respect to the year in which employment is terminated and each subsequent year shall terminate and the Purchaser shall not be obligated to pay any Contingent Amounts with respect to such years.

         2.5 Post Closing Adjustments.

                  (a) Adjustments for 1997 Financial Results.

                           (i) On or before the date hereinafter provided, the
                  Purchaser shall pay to the Sellers the Adjustment Amount. The "Adjustment Amount" shall mean:

                                    (A)     $500,000,
                                    less

                                    (B) an amount equal to 6.6 multiplied by the
                           excess, if any, of (A) $825,000 over (B) 1997 Adjusted EBIT, plus

                                    (C) the amount, if any, by which
                           Shareholders' Equity exceeds $550,000,
                                    less

                                    (D) the amount, if any, by which $550,000
                           exceeds Shareholders' Equity,
                                    plus

                                    (E) an amount equal to six percent (6%) per
                           annum on the sum of (A), (B), (C) and (D), and accruing from the Closing Date until the date of payment based upon a 365-day year.

                           The term "Shareholders' Equity" shall mean the amount
                  which the total assets of the Subject Company exceeds the total Liabilities of the Subject Company, in each case as set forth on the Closing Balance Sheet; provided, however, that if any change to the Closing Balance Sheet is agreed to by the Purchaser and the Sellers in accordance with Section 2.5(a)(ii) or any dispute between the Purchaser and the Sellers with respect to the Closing Balance Sheet is resolved in accordance with Section 2.5(a)(ii), then 'Shareholders' Equity" shall be calculated after giving effect to any such change or resolution.

                           (ii) As promptly as practicable after the Closing
                  Date (but in no event more than thirty (30) days after the Closing Date, the Sellers shall deliver to the Purchaser (A) an audited balance sheet of the Subject Company as of December 31, 1997 and the related audited statements of income, changes in shareholders' equity, and cash flow for the fiscal year then ended, together with the report thereon of Moss Adams LLP, independent certified public accountants, including the notes thereto (the "1997 Financial Statements"), (B) the Sellers' certificate of the amount of the 1997 Adjusted EBIT listing by item and amount each adjustment to the 1997 Financial Statements EBIT in accordance with Schedule 2.4(A) (the "1997 Adjusted EBIT Report") and (C) a compiled balance sheet of the Subject Company as of the close of business on the day immediately preceding the Closing Date, together with the report thereon of Moss Adams LLP (the "Closing Balance Sheet" and, together with the 1997 Financial Statements and the 1997 Adjusted EBIT Report, collectively, the "Post-Closing Financial Reports"). The 1997 Financial Statements and the Closing Balance Sheet shall be prepared in accordance with GAAP, applied on a basis consistent with the Financial Statements and shall be accompanied by a certificate of the Sellers to the effect that the 1997 Financial Statements and the Closing Balance Sheet present fairly the financial condition of the Subject Company for the period or as of the date thereof. If GAAP requires expense accruals or other accounting changes that are not consistent with prior practices, both the beginning and ending balance sheet numbers for the 1997 Financial Statements will changed in order not to distort 1997 Adjusted EBIT. The Purchaser and a firm of independent public accountants designated by the Purchaser (the "Purchaser's Accountant") will be entitled to reasonable access during normal business hours to the relevant records and working papers of the Subject Company and its accountants to aid in their review of the Post-Closing Financial Reports. The Purchaser will be solely responsible for all costs of the Purchaser's Accountants. The Post-Closing Financial Reports shall be deemed to be accepted by and shall be conclusive for the purposes of the Adjustment Amount described in Section 2.5(a)(i) hereof except to the extent, if any, that the Purchaser or the Purchaser's Accountant shall have delivered, within thirty

                  (30) days after the date on which the Post-Closing Financial Reports are delivered to the Purchaser, a written notice to the Sellers stating each and every item to which the Purchaser takes exception as not being in accordance with GAAP or
                  Schedule 2.4(A) hereto or as having computational errors, specifying in reasonable detail the nature and extent of any such exception (it being understood that any portion of the Adjustment Amount not disputed shall be paid promptly). If a change proposed by the Purchaser is disputed by the Sellers, then the Purchaser and the Sellers shall negotiate in good faith to resolve such dispute. If, after a period of twenty
                  (20) days following the date on which the Purchaser gives the Sellers notice of any such proposed change, any such proposed change still remains disputed, then the Purchaser and the Sellers shall together choose an independent firm of public accountants of nationally recognized standing (the "Accounting Firm") to resolve any remaining disputes. The Accounting Firm shall act as an arbitrator to determine, based solely on presentations by the Sellers and the Purchaser and not by independent review, only those issues still in dispute. The decision of the Accounting Firm shall be final and binding and shall be in accordance with the provisions of this Section
                  2.5. All of the fees and expenses of the Accounting Firm shall be paid by the Purchaser and the Sellers based on the Accounting Firm's determination of the Adjustment Amount in relation to the Adjustment Amount proposals submitted by the parties. For purposes of illustration, if the Purchaser's submitted Adjustment Amount is $300,000 and the Sellers' submitted Adjustment Amount is $400,000 and the Accounting Firm's determined Adjustment Amount is $375,000, the Purchaser shall pay 75% and the Sellers shall pay 25%.

                           (iii) Any Adjustment Amount required to be paid to
                  the Sellers pursuant to this Section 2.5(a) shall be paid within thirty (30) days of the Post-Closing Financial Reports Delivery Date by wire transfer of immediately available funds to the accounts previously designated by the Sellers. The term "Post-Closing Financial Reports Delivery Date" shall mean the date on which the Post-Closing Financial Reports are delivered to the Purchaser pursuant to Section 2.5(a)(ii); provided, however, that if any change to the Adjustment Amount is agreed to by the Purchaser and the Sellers in accordance with Section 2.5(a)(ii), then the date on which the Purchaser and the Sellers agree in writing to such change shall be the Post-Closing Financial Reports Delivery Date; and provided, further, that if any dispute with respect to the Adjustment Amount is resolved in accordance with Section 2.5(a)(ii), then the date on which the Accounting Firm delivers its decision with respect to the Adjustment Amount shall be the Post-Closing Financial Reports Delivery Date; it being understood that any amounts not disputed shall be paid promptly.

                           (iv) In the event that the Adjustment Amount as
                  determined pursuant to this Section 2.5(a) is a negative amount, i.e., the sum of subsections (B), (C) and (D) of
                  Section 2.5(a)(i) exceed $500,000, the Adjustment Amount shall be paid by the Sellers to the Purchaser within thirty (30) days of the Post-Closing Financial Reports

                  Delivery Date by wire transfer of immediately available funds to an account designated by the Purchaser.

                  (b) Accounts Receivable Adjustment. If the amount of the Closing Date Accounts Receivable not collected by December 31, 1998 exceeds the Closing Date Reserve, the excess will be applied as a reduction and setoff against the Contingent Amount payable to the Sellers with respect to 1998 and the uncollected Closing Date Accounts Receivable will be assigned by the Subject Company to the Sellers. If the Closing Date Reserve exceeds the amount of the Closing Date Accounts Receivable not collected by December 31, 1998, the excess will be paid by the Purchaser to the Sellers on or before March 31, 1999. The term "Closing Date Accounts Receivable" shall mean the accounts receivable of the Subject Company included in the Closing Balance Sheet. The term "Closing Date Reserve" shall mean the amount shown as the reserve for bad debts on the Closing Balance Sheet which the parties agree shall be $10,000.

                  2.6 Manner of Payment. All payments by the Purchaser to the Sellers shall be in cash by wire transfer of immediately available funds to the respective bank accounts designated by the Sellers in writing to the Purchaser.

                  2.7 Allocation of Consideration. The Consideration shall be allocated among the Sellers as set forth in Schedule 2.7 hereto.

                                   ARTICLE III

                         SELLERS' AGREEMENTS RESPECTING
                            POST-CLOSING COMPETITION

                  3.1 Reasons For Agreements. The Purchaser is making a substantial investment pursuant to this Agreement in reliance upon the fact that the knowledge and expertise developed by the Sellers in their management of the business and affairs of the Subject Company will be preserved and will not be used in competition with the Purchaser, the Subject Company or its Affiliates. It is necessary for the protection of the Purchaser, the Subject Company and its Affiliates that the Sellers provide the agreements and assurances set forth in this Article III and the Sellers do so in consideration of the additional payment by the Purchaser to the Sellers of One Hundred Thousand Dollars ($100,000) (the "Covenant Payment").

                  3.2 The Sellers' Agreements. The Sellers severally and collectively agree that neither of the Sellers will, directly or indirectly, except for the benefit of the Purchaser or its Affiliates, or with the consent of the Purchaser, which consent may be granted or withheld at the Purchaser's sole discretion:

                  (a) during the Noncompetition Period (as defined in Section
         3.4 thereof), become a stockholder, partner, member, manager, associate, employee, owner, agent, creditor, independent contractor, co-venturer, a consultant or otherwise, or encourage, counsel, advise or financially assist or support a spouse of a Seller or any other member of the immediate family that resides with him to be or become, or a Seller to himself be, or be interested in or associated with any other Person, firm or business engaged in the Information Technology Staffing Services Business in the Territory (both as defined in Section 3.4 hereof); provided, however, that nothing herein shall be construed to prohibit owning not more than five percent (5%) of any class of securities issued by an entity in the Information Technology Staffing Services Business which is subject to the reporting requirements of the Exchange Act or traded in the over-the-counter market; or

                  (b) during the Noncompetition Period, solicit, cause or authorize, directly or indirectly, to be solicited for or on behalf of such Seller or third parties, from parties who are, or within the preceding three hundred sixty-five (365) days were, customers of the Subject Company, any Information Technology Staffing Services Business transacted by or with such customer by the Subject Company; or

                  (c) during the Noncompetition Period, solicit, cause or authorize, directly or indirectly, to be solicited for or on behalf of such Seller or third parties, any Information Technology Staffing Services Business from any party who is then or was during the preceding calendar year one of the fifty (50) largest customers of the Purchaser and its Affiliates (determined on the basis of total revenues from all services provided); or

                  (d) during the Noncompetition Period, in the Territory, accept or cause or authorize, directly or indirectly, to be accepted for or on behalf of such Seller or for third parties, any such Information Technology Staffing Services Business from any such customers described in (b) or (c) above; or

                  (e) during the Noncompetition Period, use, publish, disseminate or otherwise disclose, directly or indirectly, any information heretofore or hereafter acquired, developed or used by the Subject Company relating to the business or the operations, employees or customers of the Subject Company which constitutes proprietary or confidential information of the Subject Company ("Confidential Information"), including without limitation any Confidential Information contained in any customer lists, mailing lists and sources thereof, statistical data and compilations, patents, copyrights, trademarks, trade names, inventions, formulae, methods, processes, agreements, contracts, manuals or any other documents, and (2) from and after the date hereof, use, publish, disseminate or otherwise disclose, directly or indirectly, any information heretofore or hereafter acquired, developed or used by the Purchaser which constitutes Confidential Information, but excluding any Confidential Information which has become part of common knowledge or understanding in the staffing services business industry or otherwise in the public domain (other than from disclosure by Sellers in violation of this Agreement); provided, however, that this Section shall not be applicable to the extent that any of the Sellers is required to testify in a judicial or regulatory proceeding pursuant to the order of a judge or administrative law judge after such Seller requests that the confidentiality of such Confidential Information be preserved, and in the event that the Sellers receive a subpoena or other order to produce or testify as to Confidential Information, the Sellers shall notify the Purchaser in order to provide the Purchaser with an opportunity to quash at the Purchaser's expense; or

                  (f) during the Noncompetition Period,

                           (1) solicit, entice, persuade or induce, directly or
                  indirectly, any employee (or person who within the preceding three hundred and sixty-five (365) days was an employee) or staffing contractor of the Subject Company, to terminate his or her employment, by, or contractual relationship with, such Person or to refrain from extending or renewing the same (upon the same or new terms) or to refrain from rendering services to or for such Person or to become employed by or to enter into contractual relations with any Persons other than such Person or to enter into a relationship with a competitor of the Subject Company;

                           (2) approach any such employee or staffing contractor
                  for any of the foregoing purposes, or

                           (3) authorize or approve or assist in the taking of
                  any such actions by any person other than the Subject Company, the Purchaser or its Affiliates.

         3.3 Interpretation and Remedies.

                  (a) The invalidity or non-enforceability of Section 3.2 in any respect shall not affect the validity or enforceability of Section 3.2 in any other respect or of any other provisions of this Article III. In the event that any provision of Section 3.2 shall be held invalid or unenforceable by a court of competent jurisdiction by reason of the geographic or business scope or the duration thereof, such invalidity or unenforceability shall attach only to the scope or duration of such provision and shall not affect or render invalid or unenforceable any other provision of Section 3.2 and, to the fullest extent permitted by law, this Section 3.2 shall be construed as if the geographic or business scope or the duration of such provision had been more narrowly drafted so as not to be invalid or unenforceable and further, to the extent permitted by law, such geographic or business scope or the duration thereof may be re-written by a court of competent jurisdiction to make such sufficiently limited to be enforceable.

                  (b) The Sellers acknowledge that the Purchaser's remedy at law for any breach of the provisions of Section 3.2 is and will be insufficient and inadequate and that the Purchaser shall be entitled to equitable relief, including by way of temporary restraining order, temporary injunction, and permanent injunction, in addition to any remedies the Purchaser may have at law. If either party files suit to enforce or to enjoin the enforcement of any of the provisions of this
         Section 3.2, the prevailing party shall be entitled to recover, in addition to all other damages or remedies provided for herein, all of its costs incurred in prosecuting or defending such suit, including reasonable attorneys' fees.

         3.4 Definitions. " Noncompetition Period" shall mean the period commencing on the Closing Date and ending five (5) years after the Closing Date, provided, however, that if a Seller violates any of the provisions of Section 3.2, the term of the Noncompetition Period shall be automatically extended for a period of time equal to the period of the Seller's violation of any of the provisions of Section 3.2.

                  "Information Technology Staffing Services Business" shall mean
(A) a firm which recruits, trains and/or tests employees or independent contractors and assigns them to clients (i) to provide information technology services for such client to support or supplement the client's work force in work situations such as employee absences, temporary skill shortages, seasonal workloads and special assignments and projects, (ii) to provide information technology services for such client for short-term and long-term temporary placement and temporary to permanent arrangements for the client to eventually hire the service provider as its own employee, and (iii) to provide permanent individual information technology employees of contractors for permanent placement fees, or (B) any of the business activities described in (A).

                  "Territory" shall mean Alameda, Contra Costa, Napa, Marin, San Francisco, Sacramento, San Mateo, Santa Clara and Sonoma counties in the State of California, and outside such counties, within a radius of fifty (50) miles from any office operated during the Noncompetition Period by the Subject Company.

         3.5 Termination of Sellers' Agreements. If the Purchaser fails to pay to the Sellers any of the Contingent Amounts on or before the date provided in
Section 2.4(d) or the Adjustment Amount on or before the date provided in
Section 2.5(a)(iii) and such failure is not cured by the Purchaser within fifteen (15) days following the delivery by the Sellers to the Purchaser of written demand specifying the amount due, then all of the agreements of the Sellers set forth in this Article III and all of the agreements of Seller Kurt Krauthamer set forth in Section 6 of the Krauthamer Employment Agreement shall terminate and be of no further force or effect.

                                   ARTICLE IV

                                     CLOSING

                  4.1 Closing. Upon the terms and subject to the conditions set forth herein, the closing of the Transactions (the "Closing") shall be held at 10:00 a.m. local time on the Closing Date at the offices of the Purchaser, 100 Michiana Square, 100 E. Wayne Street, Suite 100, South Bend, Indiana 46601, unless the parties hereto otherwise agree.

                  4.2 Deliveries at Closing.

                  (a) Consideration. The Purchaser will deliver the Closing Payment (allocated among the Sellers as set forth in Schedule 2.7) to each of the Sellers.

                  (b) The Purchaser will deliver the Covenant Payment to each of the Sellers.

                  (c) Stock Certificates. At the Closing, the Sellers shall deliver to the Purchaser certificates evidencing the Stock (duly endorsed in blank for transfer or accompanied by stock powers duly executed in blank).

                  (d) Purchaser Certificates. The Purchaser will furnish the Sellers with such certificates of its officers and others to evidence compliance with the conditions set forth in this Agreement as may be reasonably requested by the Sellers, which shall include, but not be limited to a certificate executed by the Secretary or an Assistant Secretary of the Purchaser, certifying, as of the Closing Date, (A) a true and complete copy of the Organizational Documents of the Purchaser, including its articles of incorporation certified as of a recent date by the Secretary of State of Delaware, (B) a true and complete copy of the resolutions of the board of directors of the Purchaser, authorizing the execution, delivery and performance of this Agreement by the Purchaser, and the consummation of the transactions contemplated hereby and (C) incumbency matters.

                  (e) Sellers' Certificates. The Sellers will furnish the Purchaser with such certificates of the Sellers and the officers of the Subject Company and others to evidence compliance with the conditions set forth in this Agreement as may be reasonably requested by the Purchaser, which shall include, but not be limited to:

                           (i) A certificate executed by the Secretary or an
                  Assistant Secretary of the Subject Company certifying as of the Closing Date (A) a true and complete copy of the Organizational Documents of the Subject Company, including its articles of incorporation certified as of a recent date by the Secretary of State of California and (B) incumbency matters;

                           (ii) A certificate of the appropriate Secretary of
                  State certifying the good standing of the Subject Company in its state of incorporation and all states in which it is qualified to do business; and

                           (iii) A certificate of each of the Sellers'
                  non-foreign status, pursuant to Treasury Regulation section 1.1445-2(b)(2).

                  4.3 Other Closing Transactions.

                  (a) Employment Agreement. At the Closing, the Subject Company shall enter into the Krauthamer Employment Agreement with Kurt Krauthamer in the form of Exhibit A hereto.

                                    ARTICLE V

                        REPRESENTATIONS AND WARRANTIES OF
                                   THE SELLERS

                  Each of the Sellers hereby, jointly and severally, represents and warrants to the Purchaser that the following representations and warranties are, as of the date hereof, and will be, as of the Closing Date, true and correct:

                  5.1 Organization and Good Standing.

                  (a) The Subject Company is duly organized, validly existing, and in good standing under the laws of its jurisdiction of formation, with full corporate power and authority to conduct its business as it is now being conducted, to own or use the properties and assets that it purports to own or use, and to perform all its obligations under Contracts to which it is a party. The Subject Company is duly qualified to do business and is in good standing under the laws of each state or other jurisdiction in which either the ownership or use of the properties owned or used by it, or the nature of the activities conducted by it, requires such qualification, except where the failure to be so qualified or in good standing would not reasonably be expected to have a Material Adverse Effect on the Subject Company. Schedule 5.1 contains a complete and accurate list of jurisdictions in which the Subject Company is authorized to do business.

                  (b) Subsidiaries. The Subject Company has no Subsidiaries and, except as otherwise set forth on Schedule 5.1, the Subject Company has no direct or indirect stock or other equity or ownership interest (whether controlling or not) in any corporation, association, partnership, joint venture or other entity.

                  5.2 Authority; No Conflict.

                  (a) This Agreement and the other Transaction Documents to which the Sellers or the Subject Company are a party (the "Sellers' Closing Documents") have been duly executed and delivered by the Sellers and the Subject Company, to the extent that they are a party thereto, and constitute the legal, valid, and binding obligations of the Sellers and/or the Subject Company, as the case may be, enforceable against the Sellers and/or the Subject Company in accordance with their respective terms, in each case except as such enforceability may be limited by (i) bankruptcy, insolvency, moratorium, reorganization and other similar laws affecting creditors' rights generally and (ii) the general principles of equity, regardless of whether asserted in a proceeding in equity or at law. The Sellers and the Subject Company have all requisite power, authority and capacity to execute and deliver this Agreement and/or the Sellers' Closing Documents and to perform their respective obligations under this Agreement and the Sellers' Closing Documents.

                  (b) Except as set forth in Schedule 5.2, neither the execution and delivery of this Agreement and the Sellers' Closing Documents nor the consummation or performance of any of the Transactions will, directly or indirectly (with or without notice or lapse of time):

                           (i) contravene, conflict with or result in a
                  violation of (A) any provision of the Organizational Documents of the Subject Company or (B) any resolution adopted by the board of directors of the Subject Company or the shareholders or other equity owners of the Subject Company;

                           (ii) contravene, conflict with or result in a
                  violation of, or give any Governmental Body or other Person the right to challenge any of the Transactions or to exercise any remedy or obtain any relief under, any Legal Requirement or any Order to which the Subject Company or any of the assets owned or used by the Subject Company, may be subject;

                           (iii) contravene, conflict with or result in a
                  violation of any of the terms or requirements of, or give any Governmental Body the right to revoke, withdraw, suspend, cancel, terminate or modify, any Governmental Authorization that is held by the Subject Company or that otherwise relates to the business of, or any of the assets owned or used by, the Subject Company;

                           (iv) contravene, conflict with or result in a
                  violation or breach of any provision of, or give any Person the right to declare a default or exercise any remedy under, or to accelerate the maturity or performance of, or to cancel, terminate or modify, any Applicable Contract; or

                           (v) result in the imposition or creation of any
                  Encumbrance upon or with respect to any of the assets owned or used by the Subject Company,

except in the case of each of clauses (ii) through (v) above, for such contraventions, conflicts, violations, Liabilities, reassessments, revaluations, breaches or creations of Encumbrances which, individually and in the aggregate, would not have a Material Adverse Effect on the Subject Company.

                  Except as set forth in Schedule 5.2, the Subject Company is not, nor will be, required to give any notice to or obtain any Consent from any Person in connection with the execution and delivery of this Agreement or the consummation or performance of any of the Transactions, other than notices or Consents the absence of which would not have a Material Adverse Effect on the Subject Company.

                  5.3 Capitalization. Schedule 5.3 contains a complete and accurate description of the capitalization of the Subject Company (including the identity of each shareholder (or holder of other equity interest) of the Subject Company and the number of shares (or other equity interests) held by each such Person). The Sellers have, or will have at Closing, title to all of the Stock, in each case, free and clear of all Encumbrances. All of the Stock is and will be, as of the Closing Date, duly authorized, validly issued, fully paid and non-assessable. Except as set forth on Schedule 5.3, there are no outstanding subscriptions, calls, commitments, warrants or options for the purchase of shares of any capital stock or other securities of the Subject Company or any securities convertible into or exchangeable for shares of capital stock or other securities issued by the Subject Company, or any other commitments of any kind for the issuance of additional shares of capital stock or other securities issued by the Subject Company. None of the outstanding capital stock or equity interests or other securities of the Subject Company was issued in violation of the Securities Act.

                  5.4 Financial Statements. The Sellers have delivered to the Purchaser (a) a compiled balance sheet of the Subject Company as of December 31, 1995 and the related statement of income for the year then ended, together with the report thereon of Porter Accountancy Corp., independent certified public accountants, (b) a reviewed balance sheet of the Subject Company as of December 31, 1996 and the related statements of income, changes in shareholders' equity and cash flow for the year then ended, together with the report thereon of Moss Adams, LLP (including the notes thereto), and (c) an internally prepared statement of normalized EBITDA (computed in the manner requested by the Purchaser) for each month of 1997 (collectively, clauses (a), (b) and (c), above are referred to herein as the "Financial Statements"). Except as provided in
Schedule 5.4, the Financial Statements fairly and accurately present the financial condition and the results of operations, income, expenses, assets, liabilities, changes in stockholders' equity, and cash flow of the Subject Company as of the respective dates of, and for the periods referred to in, the Financial Statements, all in accordance with GAAP and reflect the consistent application of such accounting principles throughout the periods involved, except that accrued commissions on the December 31, 1996 balance sheet are understated by $61,500 and the compiled 1995 financial statements have certain expenses recorded on a cash basis. No financial statements of any Person other than the Subject Company are required by GAAP to be included in the Financial Statements. The December 31, 1996 balance sheet and the income statement contain accruals for, and pro rated anticipated expenses for, periodic and annual bonuses, incentive compensation, vacation, "flex time" and other similar benefits (based on then existing compensation arrangements and past practices).

                  5.5 Books and Records. The books of account, minute books, stock record books, and other records of the Subject Company, all of which have been made available to the Purchaser, are complete and correct and, in all material respects, have been maintained in accordance with sound business practices, including the maintenance of an adequate system of internal controls, and, with respect to the books of account, fairly and accurately reflect the income, expenses, assets and liabilities of the Subject Company. The minute books of the Subject Company contain, in all material respects, accurate and complete records of all meetings held of, and corporate action taken by, the shareholders, the board of directors, and committees of the board of directors of the Subject Company, and no meeting of any such shareholders, board of directors or committee has been held for which minutes have not been prepared and are not contained in such minute books. At the Closing, all of those books and records will be in the possession of the Subject Company.

                  5.6 Title to Properties: Encumbrances. The Subject Company does not own, and since its inception has not owned, any real property or any interest, other than a leasehold interest, in any real property. Schedule 5.6 contains a complete and accurate list of all leasehold interests in real property owned by the Subject Company. Schedule 5.6 lists and describes all real property leased by any Subject Company. The Sellers have delivered a copy of all such leases to the Purchaser and, to the Knowledge of the Sellers, all such leases are legal, valid, binding, enforceable and in full force and effect, and following the Closing will continue to be legal, valid, binding and enforceable by the Subject Company and in full force and effect. There are no disputes, oral agreements or forbearances in effect as to any such leases. The Subject Company owns all the properties and assets (whether real, personal or mixed and whether tangible or intangible) that it purports to own, including all of the properties and assets reflected in the unaudited December 31, 1997 balance sheet provided to the Purchaser (the "Balance Sheet') (except for personal property sold since the date of the Balance Sheet in the Ordinary Course of Business), and all of the properties and assets purchased or otherwise acquired by the Subject Company since the date of the Balance Sheet (except for personal property acquired and sold since the date of the Balance Sheet in the Ordinary Course of Business), which subsequently purchased or acquired properties and assets are listed in
Schedule 5.6. Except as set forth in Schedule 5.6, all material properties and assets reflected in the Balance Sheet are free and clear of all Encumbrances, except inchoate tax liens, liens for taxes not yet due and payable and liens not material in amount.

                  5.7 Condition and Sufficiency of Assets. The buildings, plants, structures and equipment which comprise the office space of the Subject Company are in good operating condition and repair, except for normal wear and tear and except where failure to be in such condition would not have a Material Adverse Effect on the Subject Company. The building, plants, structures and equipment which comprise the office space of the Subject Company are adequate for the uses to which they are being put, and none of such buildings, plants, structures or equipment is in need of maintenance or repairs except for ordinary, routine maintenance and repairs that are not material in nature or cost. The building, plants, structures and equipment which comprise the office space of the Subject Companies are sufficient for the continued conduct of the business of the Subject Companies after the Closing in substantially the same manner as conducted prior to the Closing.

                  5.8 No Undisclosed Liabilities. Except as set forth in
Schedule 5.8, the Subject Company has no Liabilities required to be disclosed under GAAP except for Liabilities reflected or reserved against in the Balance Sheet and Liabilities incurred in the Ordinary Course of Business since the date thereof.

                  5.9 Taxes.

                  (a) Except as set forth in Schedule 5.9, there have been properly completed and filed on a timely basis and in correct form all Tax Returns required to be filed by Subject Company on or prior to the date hereof. As of the time of filing, the foregoing Tax Returns correctly reflected in all material respects the facts regarding the income, business, assets, operations, activities, status or other matters of the applicable entity or any other information required to be shown thereon. In particular, the foregoing returns are not subject to penalties under Section 6662 of the IRC, relating to accuracy-related penalties (or any corresponding provision of the state, local or foreign Tax law) or any predecessor provision of law. Except as set forth in Schedule 5.9, an extension of time within which to file any Tax Return that has not been filed has not been requested or granted.

                  (b) With respect to all amounts in respect of Taxes imposed on the Subject Company or for which the Subject Company is or could be liable, whether to taxing authorities (as, for example, under law) or to other Persons or entities (as, for example, under Tax allocation agreements), with respect to all taxable periods or portions of periods ending on or before the Closing, all applicable Tax laws and agreements have been complied with in all material respects, and all such amounts required to be paid by the Subject Company to taxing authorities or others on or before the date hereof have been paid.

                  (c) No material issues have been raised (and are currently pending) by any taxing authority in connection with any of the Tax Returns of the Subject Company. No waiver of statute of limitation with respect to any Tax Return has been given by or requested from the Subject Company. Schedule 5.9 sets forth (i) the taxable years of the Subject Company as to which the statutes of limitations with respect to Taxes have not expired, and (ii) with respect to such taxable years,
         (A) those years for which examinations have been completed, (B) those years for which examinations are presently being conducted, and (C) those years for which required Tax Returns have not yet been filed. Except to the extent shown in Schedule 5.9, all deficiencies asserted or assessments made as a result of any examinations have been fully paid, or are fully reflected as a liability in the Financial Statements, or are being contested and an adequate reserve therefor has been established and is fully reflected in the Financial Statements.

                  (d) There are no liens for Taxes (other than for current Taxes not yet due and payable) on the assets of any of the Subject Companies.

                  (e) The Subject Company is not a party to or bound by any Tax indemnity, Tax sharing or Tax allocation agreement.

                  (f) The Subject Company has never been a member of an affiliated group of corporations, within the meaning of Section 1504 of the IRC.

                  (g) The Subject Company has not filed a consent pursuant to the collapsible corporation provisions of Section 341(f) of the IRC (or any corresponding provision of state, local or foreign income Tax law) or agreed to have Section 341(f)(2) of the IRC (or any corresponding provision of state, local or foreign income Tax law) apply to any disposition of any asset owned by it.

                  (h) None of the assets of the Subject Company is property that the Subject Company is required to treat as being owned by any other Person pursuant to the "safe harbor lease" provisions of former Section 168(f)(8) of the IRC.

                  (i) None of the assets of the Subject Company directly or indirectly secures any debt, the interest on which is Tax-exempt under
         Section 103(a) of the IRC.

                  (j) None of the assets of the Subject Company is "tax-exempt use property" within the meaning of Section 168(h) of the IRC.

                  (k) The Subject Company has not agreed to make nor is the Subject Company required to make any adjustment under Section 481(a) of the IRC by reason of a change in accounting method or otherwise.

                  (l) The Subject Company is not a party to any agreement, Contract, arrangement or plan that has resulted or would result, separately or in the aggregate, in the payment of any "excess parachute payments" within the meaning of Section 280G of the IRC.

                  (m) No stockholder of the Subject Company is a Person other than a United States Person within the meaning of the IRC.

                  (n) The Subject Company is not a party to any joint venture, partnership or other arrangement or contract that could be treated as a partnership for federal and applicable state income Tax purposes.

                  (o) Except as set forth in Schedule 5.9, the unpaid Taxes of the Subject Company does not exceed the reserve for Tax liability (excluding any reserve for deferred Taxes established to reflect timing differences between book and Tax income) set forth or included in the Balance Sheet, as adjusted for the passage of time through the Closing, in accordance with the past custom and practice of the Subject Company.

                  5.10 No Material Adverse Change. Since the date of the Balance Sheet, there has not been any Material Adverse Change in the business, operations, properties, prospects, assets or financial condition of the Subject Company, and, to the Knowledge of the Sellers, no event has occurred or circumstance exists that may result in such a Material Adverse Change.

                  5.11 Employee Benefits.

                  (a) (i) Schedule 5.11 contains a complete and accurate list of all Plans and Other Benefit Obligations of the Subject Company, and identifies as such all Plans that are Qualified Plans.

                           (ii) Schedule 5.11 contains a complete and accurate
                  list of (A) all ERISA Affiliates of the Subject Company, and
                  (B) all Plans of which any such ERISA Affiliate is or was a Plan Sponsor, in which any such ERISA Affiliate participates or has participated, or to which any such ERISA Affiliate contributes or has contributed.

                           (iii) Schedule 5.11 sets forth the financial cost of
                  all obligations owed under any Plan of the Subject Company or Other Benefit Obligation of the Subject Company that is not subject to the disclosure and reporting requirements of ERISA.

                  (b) Except as provided in Schedule 5.11, the Sellers and the Subject Company have delivered to the Purchaser:

                           (i) all documents that set forth the terms of each
                  Plan and Other Benefit Obligations of the Subject Company and of any related trust, including (A) all plan descriptions and summary plan descriptions of the Plans of the Subject Company for which plan descriptions and summary plan descriptions are required to be prepared, filed and distributed and (B) all summaries and descriptions furnished to participants and beneficiaries regarding the Plans and the Other Benefit Obligations of the Subject Company for which a plan description or summary plan description is not required;

                           (ii) all personnel and employment manuals and
                  policies of the Subject Company;

                           (iii) a written description of any Plan or Other
                  Benefit Obligation of the Subject Company that is not otherwise in writing;

                           (iv) all registration statements filed with respect
                  to any Plan of the Subject Company;

                           (v) all insurance policies purchased by or to provide
                  benefits under any Plan of the Subject Company;

                           (vi) all contracts with third party administrators,
                  actuaries, investment managers, consultants and other independent contractors that relate to any Plan or Other Benefit Obligation of the Subject Company;

                           (vii) all reports submitted within the four years
                  preceding the date of this Agreement by third party administrators, actuaries, investment managers, consultants or other independent contractors with respect to any Plan or Other Benefit Obligation of the Subject Company;

                           (viii) all notifications to employees of the Subject
                  Company of their rights under ERISA Section 601 et seq. and IRC Section 4980B;

                           (ix) the Form 5500 filed with respect to each Plan of
                  the Subject Company for the most recent three plan years, including all schedules thereto and the opinions of independent accountants;

                           (x) all notices that were given by the Subject
                  Company or any ERISA Affiliate of the Subject Company or any Plan of the Subject Company to the IRS or any participant or beneficiary, pursuant to statute, within the four years preceding the date of this Agreement, including notices that are expressly mentioned elsewhere in this Section 5.11;

                           (xi) all notices that were given by the IRS or the
                  Department of Labor to the Subject Company, any of their ERISA Affiliates or any Plan of the Subject Company within the four years preceding the date of this Agreement; and

                           (xii) the most recent IRS determination letter for
                  each Qualified Plan which is a Plan of the Subject Company.

                  (c) Except as set forth in Schedule 5.11:

                           (i) The Subject Company has performed its obligations
                  in all material respects under all the Plans and Other Benefit Obligation of the Subject Company. The Subject Company has made appropriate entries in its financial records and statements under GAAP for all obligations and liabilities under such Plans and Other Benefit Obligations that have accrued but are not due.

                           (ii) No statement, either written or, to the
                  Knowledge of the Sellers, oral, has been made by the Subject Company to any Person with regard to any Plan or Other Benefit Obligation that was not in accordance with the Plan or Other Benefit Obligation and that could have an adverse economic consequence to the Subject Company.

                           (iii) The Subject Company, with respect to all the
                  Plans and the Other Benefit Obligations of the Subject Company, is, and each Plan and Other Benefit Obligation of the Subject Company is in full compliance in all material respects with ERISA, the IRC, and other applicable laws including the provisions of such laws expressly mentioned in this Section 5. 11.

                                    (1) No transaction prohibited by ERISA 406
                           and no "prohibited transaction" under IRC 4975(c) has occurred with respect to any Plan of the Subject Company.

                                    (2) The Subject Company has no liability to
                           the IRS with respect to any Plan, including any liability imposed by Chapter 43 of the IRC.

                                    (3) The Subject Company has no liability
                           under ERISA Section 502.

                                    (4) All filings required by ERISA and the
                           IRC as to each Plan of the Subject Company have been timely filed, and all notices and disclosures to participants required by either ERISA or the IRC have been timely provided.

                                    (5) All contributions and payments made or
                           accrued by the Subject Company and the ERISA
                           Affiliates of the Subject Company with respect to all the Plans and Other Benefit Obligations of the Subject Company are deductible under IRC Section 162 or 404. No amount, nor any asset of any Plan of the Subject Company is subject to Tax as unrelated business taxable income.

                           (iv) Neither the Subject Company nor any ERISA
                  Affiliate of the Subject Company sponsors or maintains, previously sponsored or maintained, or has or had any obligation to contribute to any Title IV Plan, Multiemployer Plan or any Welfare Plan that provides or will provide benefits described in Section 3(1) of ERISA to any former employee or retiree of the Subject Company or any ERISA Affiliate of the Subject Company, except as required under
                  Part 6 of Title I of ERISA and Section 4980B of the Code.

                           (v) Each Plan of the Subject Company which is not a
                  Multi-Employer Plan can be terminated within thirty days, without payment of any additional contribution or amount and without the vesting or acceleration of any benefits promised by such Plan, other than vesting of any accrued benefits under any Pension Plan.

                           (vi) To the Knowledge of the Sellers, no event has
                  occurred or circumstance exists that could result in a material increase in premium costs of the Plans and Other Benefit Obligations of the Subject Company that are insured or a material increase in benefit costs of such Plans and Other Benefit Obligations that are self-insured.

                           (vii) Other than claims for benefits submitted by
                  participants or beneficiaries, no claim against, or legal proceeding involving, any Plan or Other Benefit Obligation of the Subject Company is pending or, to the Knowledge of the Sellers, is Threatened.

                           (viii) Each Qualified Plan of the Subject Company is
                  qualified in form and operation under IRC Section 401(a); each trust for each such Plan is exempt from federal income Tax under IRC Section 501(a). No event has occurred or circumstance exists that will or could give rise to disqualification or loss of tax-exempt status of any such Plan or trust.

                           (ix) The Subject Company has complied with the
                  provisions of ERISA Section 601 et seq. and IRC Section 4980B.

                           (x) No payment that is owed or may become due to any
                  director, officer, employee or agent of the Subject Company will be non-deductible to the Subject Company or subject to Tax under IRC Section 280G or Section 4999; nor will the Subject Company be required to "gross up" or otherwise compensate any such Person because of the imposition of any excise Tax on a payment to such Person.

                           (xi) Neither the execution of the Transaction
                  Documents nor the consummation of the Transactions will result in the payment, vesting or acceleration of any benefit.

                  5.12 Compliance with Legal Requirements; Governmental Authorizations.

                  (a) Except as set forth in Schedule 5.12:

                           (i) the Subject Company is, and at all times since
                  January 1, 1996 has been, in all material respects, in compliance with each Legal Requirement that is or was applicable to it or to the conduct or operation of its business or the ownership or use of any of its assets;

                           (ii) to the Knowledge of the Sellers, no event has
                  occurred or circumstance exists that (with or without notice or lapse of time) (A) may constitute or result in a violation by the Subject Company of, or a failure on the part of the Subject Company to comply with, any Legal Requirement or (B) may give rise to any obligation on the part of the Subject Company to undertake, or to bear all or any portion of the cost of, any remedial action of any nature; and

                           (iii) the Subject Company has not received, at any
                  time since January 1, 1996, any written or, to the Knowledge of the Sellers, other notice or other communication from any Governmental Body or any other Person regarding (A) any actual, alleged, possible or potential material violation of, or material failure to comply with, any Legal Requirement or
                  (B) any actual, alleged, possible or potential material obligation on the part of the Subject Company to undertake, or to bear all or any portion of the cost of, any remedial action of any nature.

                  (b) Schedule 5.12 contains a complete and accurate list of each material Governmental Authorization that is held by the Subject Company or that otherwise relates to the business of, or to any of the assets owned or used by, the Subject Company. Each Governmental Authorization listed or required to be listed in Schedule 5.12 is valid and in full force and effect. Except as set forth in Schedule 5.12:

                           (i) the Subject Company is, and at all times since
                  January 1, 1996, has been, in all material respects, in full compliance with all of the terms and requirements of each Governmental Authorization identified or required to be identified in Schedule 5.12;

                           (ii) to the Knowledge of the Sellers, no event has
                  occurred or circumstance exists that may (with or without notice or lapse of time) (A) constitute or result directly or indirectly in a violation of or a failure to comply with any term or requirement of any Governmental Authorization listed or required to be listed in Schedule 5.12 or (B) result directly or indirectly in the revocation, withdrawal, suspension, cancellation or termination of, or any modification to, any Governmental Authorization listed or required to be listed in Schedule 5.12;

                           (iii) the Subject Company has not received, at any
                  time since January 1, 1996, any written or, to the Knowledge of the Sellers, other notice or communication from any Governmental Body or any other Person regarding (A) any actual, alleged, possible or potential material violation of or material failure to comply with any term or requirement of any Governmental Authorization or (B) any actual, proposed, possible or potential revocation, withdrawal, suspension, cancellation, termination of or modification to any Governmental Authorization; and

                           (iv) all material applications required to have been
                  filed for the renewal of the Governmental Authorizations listed or required to be listed in Schedule 5.12 have been duly filed on a timely basis with the appropriate Governmental Bodies, and all other material filings required to have been made with respect to such Governmental Authorizations have been duly made on a timely basis with the appropriate Governmental Bodies.

                  The Governmental Authorizations listed in Schedule 5.12 collectively constitute all of the material Governmental Authorizations necessary to permit the Subject Company to lawfully conduct and operate its business in the manner it currently conducts and operates such business and to permit the Subject Company to own and use its assets in the manner in which it currently owns and uses such assets.

                  5.13  Legal Proceedings; Orders.

                  (a) Except as set forth in Schedule 5.13, there is no pending
Proceeding:

                           (i) that, to the Knowledge of the Sellers, has been
                  commenced by or against the Subject Company or, to the Knowledge of the Sellers, that otherwise relates to or may affect the business of, or any of the assets owned or used by, the Subject Company; or

                           (ii) that challenges, or that may have the effect of
                  preventing, delaying, making illegal or otherwise interfering with, any of the Transactions.

                  To the Knowledge of the Sellers, (1) no such Proceeding has been Threatened, and (2) no event has occurred or circumstance exists that may give rise to or serve as a basis for the commencement of any such Proceeding. The Sellers have delivered to the Purchaser copies of all pleadings, correspondence, and other documents relating to each Proceeding listed in
Schedule 5.13. To the Knowledge of the Sellers, the Proceedings listed in
Schedule 5.13 will not, individually or in the aggregate, have a Material Adverse Effect on the business, operations, assets, condition or prospects of the Subject Company.

                  (b) Except as set forth in Schedule 5.13:

                           (i) there is no Order to which the Subject Company or
                  any of the assets owned or used by any of the Subject Companies, is subject;

                           (ii) none of the Sellers is subject to any Order that
                  relates to the business of, or any of the assets owned or used by, the Subject Company; and

                           (iii) to the Knowledge of the Sellers, no officer,
                  director, agent or employee of the Subject Company is subject to any Order that prohibits such officer, director, agent or employee from engaging in or continuing any conduct, activity or practice relating to the business of the Subject Company.

                  (c) Except as set forth in Schedule 5.13:

                           (i) the Subject Company is, and at all times since
                  January 1, 1995, has been, in full compliance with all of the terms and requirements of each Order to which it, or any of the assets owned or used by it, is or has been subject;

                           (ii) to the Knowledge of the Sellers, no event has
                  occurred or circumstance exists that may constitute or result in (with or without notice or lapse of time) a violation of or failure to comply with any term or requirement of any Order to which the Subject Company or any of the assets owned or used by the Subject Company, is subject; and

                           (iii) the Subject Company has not received, at any
                  time since January 1, 1995, any written or, to the Knowledge of the Sellers, other notice or communication from any Governmental Body or any other Person regarding any actual, alleged, possible or potential material violation of, or material failure to comply with, any term or requirement of any Order to which the Subject Company or any of the assets owned or used by the Subject Company, is or has been subject.

                  5.14 Absence of Certain Changes and Events.

                  Except as set forth in Schedule 5.14, since the date of the Balance Sheet, the Subject Company has conducted its business only in the Ordinary Course of Business and there has not been any:

                  (a) change in authorized or issued capital stock of, or other equity interests in, the Subject Company; grant of any stock option or right to purchase shares of capital stock, of or other equity interests in, the Subject Company; issuance of any security convertible into such capital stock or other equity interests; grant of any registration rights; purchase, redemption, retirement or other acquisition by the Subject Company of any shares of any such capital stock or other equity interests; or declaration or payment of any dividend or other distribution or payment in respect of shares of capital stock or other equity interests;

                  (b) amendment to the Organizational Documents of the Subject Company;

                  (c) payment or increase by the Subject Company of any bonuses, salaries, or other compensation to any stockholder, director, officer or (except in the Ordinary Course of Business) employee or entry into any employment, severance or similar Contract with any director, officer or (except in the Ordinary Course of Business) employee;

                  (d) adoption of, or increase in the payments to or benefits under, any profit sharing, bonus, deferred compensation, savings, insurance, pension, retirement or other employee benefit plan for or with any employees of the Subject Company;

                  (e) damage to or destruction or loss of any asset or property of the Subject Company, whether or not covered by insurance, that would have a Material Adverse Effect on the Subject Company;

                  (f) entry into, termination or acceleration of, or receipt of notice of termination of (i) any material license, distributorship, dealer, sales representative, joint venture, credit or similar agreement or (ii) any Contract or transaction involving a Liability by or to the

         Subject Company of at least $10,000, except those entered into in the Ordinary Course of Business;

                  (g) sale (other than sales in the Ordinary Course of Business), lease or other disposition of any material asset or property of the Subject Company or mortgage, pledge or imposition of any lien or other Encumbrance on any material asset or property of the Subject Company, including the sale, lease or other disposition of any of the Intellectual Property Assets;

                  (h) delay or failure to repay when due any obligation, including without limitation, accounts payable and accrued expenses, except non-material obligations in the Ordinary Course of Business;

                  (i) accrual of any expenses except for such accruals in the Ordinary Course of Business;

                  (j) capital expenditures in excess of $10,000;

                  (k) cancellation or waiver of any claims or rights with a value to the Subject Company in excess of $10,000;

                  (l) any payment, discharge or satisfaction of any Liability by the Subject Company, other than the payment, discharge or satisfaction of Liabilities in the Ordinary Course of Business;

                  (m) incurrence of or increase in, any material Liability, except in the Ordinary Course of Business, or any deferred payment of or failure to pay when due, any material Liability;

                  (n) material change in the accounting methods used by the Subject Company;

                  (o) material disagreement or dispute with any key employee of the Subject Company with respect to compensation, equity ownership, duties or authority; or

                  (p) agreement, whether oral or written, by the Subject Company to do any of the foregoing.

                  5 . 15  Contracts; No Defaults.

                  (a) Schedule 5.15 contains a complete and accurate list, and the Sellers have made available to the Purchaser true and complete copies, of:

                           (i) each written Applicable Contract that involves
                  performance of services or delivery of goods by the Subject Company for a fixed price or a fixed deliverable;

                           (ii) each written Applicable Contract that involves
                  performance of services or delivery of goods or materials to the Subject Company for a fixed price in excess of $25,000;

                           (iii) each Applicable Contract that was not entered
                  into in the Ordinary Course of Business and that involves expenditures of the Subject Company, individually or, for a series of related Applicable Contracts, in the aggregate, in excess of $10,000, or receipts of the Subject Company, individually or, for a series of related Applicable Contracts, in the aggregate, in excess of $20,000;

                           (iv) each lease, rental or occupancy agreement,
                  license, installment and conditional sale agreement, and other Applicable Contract of the Subject Company affecting the ownership of, leasing of, title to, use of, or any leasehold or other interest in, any real or personal property (except personal property leases and installment and conditional sales agreements having a value per item or aggregate payments of less than $10,000 or with terms of less than one year);

                           (v) each licensing agreement or other Applicable
                  Contract of the Subject Company with respect to patents, trademarks, copyrights or other intellectual property, including agreements with current or former employees, consultants or contractors regarding the appropriation or the non-disclosure of any of the Intellectual Property Assets;

                           (vi) each collective bargaining agreement and other
                  Applicable Contract of the Subject Company to or with any labor union or other employee representative of a group of employees and each other written employment or consulting agreement with any employees or consultants;

                           (vii) each joint venture, partnership and other
                  Applicable Contract of the Subject Company (however named) involving a sharing of profits, losses, costs or liabilities by the Subject Company with any other Person;

                           (viii) each Applicable Contract of the Subject
                  Company containing covenants that in any way purport to restrict the business activity of the Subject Company or any Affiliate of the Subject Company or limit the freedom of the Subject Company or any Affiliate of the Subject Company to engage in any line of business or to compete with any Person;

                           (ix) each Applicable Contract of the Subject Company
                  providing for payments to or by any Person based on sales, purchases or profits, other than direct payments for goods and compensation arrangements with employees;

                           (x) each power of attorney that is currently
                  effective and outstanding;

                           (xi) each Applicable Contract entered into other than
                  in the Ordinary Course of Business that contains or provides for an express undertaking by the Subject Company to be responsible for consequential damages;

                           (xii) each Applicable Contract of the Subject Company
                  for capital expenditures in excess of $10,000;

                           (xiii) each Applicable Contract which, to the
                  Knowledge of the Sellers, will result in a material loss to the Subject Company;

                           (xiv) each Applicable Contract between the Subject
                  Company and its former or current stockholders, directors, officers and employees (other than standard employment agreements previously furnished to or approved by the Purchaser);

                           (xv) each written warranty, guaranty, and or other
                  similar undertaking with respect to contractual performance extended by the Subject Company other than in the Ordinary Course of Business; and

                           (xvi) each amendment, supplement, and modification
                  (whether oral or written) in respect of any of the foregoing.

                  Schedule 5.15 sets forth reasonably complete details concerning such Contracts, including the parties to the Contracts, the amount of the remaining commitment of the Subject Company under the Contracts, and the place where details relating to the Contracts are located.

                  (b) Except as set forth in Schedule 5.15, to the Knowledge of the Sellers, no officer, director, agent, employee, consultant or contractor of the Subject Company is bound by any Contract that purports to limit the ability of such officer, director, agent, employee, consultant or contractor to (A) engage in or continue any conduct, activity or practice relating to the business of the Subject Company or (B) assign to the Subject Company or to any other Person any rights to any invention, improvement or discovery.

                  (c) Except as set forth in Schedule 5.15, to the Knowledge of the Sellers, each Contract identified or required to be identified in
         Schedule 5.15 is in full force and effect and is valid and enforceable in accordance with its terms.

                  (d) Except as set forth in Schedule 5.15:

                           (i) the Subject Company is in compliance with all
                  material terms and requirements of each material Contract under which the Subject Company has any obligation or Liability or by which the Subject Company or any of the assets owned or used by the Subject Company is bound;

                           (ii) to the Knowledge of the Sellers, each other
                  Person that has any obligation or Liability under any material Contract under which the Subject Company has any rights is in compliance with all material terms and requirements of such Contract;

                           (iii) to the Knowledge of the Sellers, no event has
                  occurred or circumstance exists that a reasonably prudent person would conclude may contravene, conflict with, or result in a violation or breach of, or give the Subject Company or any other Person the right to declare a default or exercise any remedy under, or to accelerate the maturity or performance of, or to cancel, terminate or modify, any Applicable Contract; and

                           (iv) the Subject Company has not given to or received
                  from any other Person, at any time since January 1, 1996, any written or, to the Knowledge of the Sellers, other notice or other communication regarding any actual, alleged, possible or potential material violation or material breach of, or material default under, any Applicable Contract.

                  (e) There are no renegotiations of, attempts to renegotiate, or outstanding rights to renegotiate any material amounts paid or payable to the Subject Company under current or completed Applicable Contracts with any Person and no such Person has made written demand for such renegotiation.

                  (f) The Applicable Contracts relating to the provision of products or services by the Subject Company have been entered into in the Ordinary Course of Business and, to the Knowledge of the Sellers, have been entered into without the commission of any act alone or in concert with any other Person, or any consideration having been paid or promised, that is or would be in violation of any Legal Requirement.

                  5. 16  Insurance.

                  (a) The Subject Company has delivered to the Purchaser:

                           (i) a true and complete list of all policies of
                  insurance to which the Subject Company is a party or under which the Subject Company or any director or officer of the Subject Company, is or has been covered by the Subject Company at any time within the three years preceding the date of this Agreement; and

                           (ii) any statement by the auditor of the Financial
                  Statements with regard to the adequacy of such entity's coverage or of the reserves for claims.

                  (b) Schedule 5.16 describes:

                           (i) any self-insurance arrangement by or affecting
                  the Subject Company, including any reserves established thereunder; and

                           (ii) any contract or arrangement, other than a policy
                  of insurance, for the transfer or sharing of any risk by the Subject Company normally covered by insurance.

                  (c) Schedule 5.16 sets forth, by year, for the current policy year and each of the three preceding policy years:

                           (i) a summary of the loss experience under each
                  policy; and

                           (ii) a statement describing the loss experience for
                  all claims that were self-insured, including the number and aggregate cost of such claims.

                  (d) Except as set forth in Schedule 5.16:

                           (i) All policies to which the Subject Company is a
                  party or that provide coverage to the Subject Company or any director or officer of the Subject Company:

                                    (l) to the Knowledge of the Sellers, are
                           valid, outstanding and enforceable;

                                    (2) are sufficient for compliance with all
                           Legal Requirements and Contracts to which the Subject Company is a party or by which it is bound;

                                    (3) will continue in full force and effect
                           following the consummation of the Transactions; and

                                    (4) do not provide for any retrospective
                           premium adjustment or other experienced-based liability on the part of the Subject Company.

                           (ii) the Subject Company has not received (A) any
                  refusal of coverage or any notice that a defense will be afforded with reservation of rights, or (B) any notice of cancellation or any other indication that any insurance policy is no longer in full force or effect or will not be renewed or that the issuer of any policy is not willing or able to perform its obligations thereunder.

                           (iii) To the Knowledge of the Sellers, the Subject
                  Company has given notice to the insurer of all claims that may be insured thereby.

                  5 .17  Environmental Matters .

                  Except as set forth in Schedule 5.17:

                  (a) The Subject Company is, and at all times has been, in full compliance with, and has not been and is not in violation of or liable under, any Environmental Law, except where such noncompliance or violations would not, individually or in the aggregate, have a Material Adverse Effect on the Subject Company. To the Knowledge of the Sellers, the Subject Company has no basis to expect, nor has it or any other Person for whose conduct the Subject Company is or may be held to be responsible received, any actual or Threatened order or written or other notice or communication from (i) any Governmental Body or private citizen acting in the public interest or (ii) the current or prior owner or operator of any Facilities, of any actual or potential violation or failure to comply with any Environmental Law, or of any actual or Threatened obligation to undertake or bear the cost of any Environmental, Health and Safety Liabilities with respect to any of the Facilities or any other properties or assets (whether real, personal or mixed) in which the Subject Company has had an interest, or with respect to any property or Facility at or to which Hazardous Materials were generated, manufactured, refined, transferred, imported, used or processed by the Subject Company or any other Person for whose conduct the Subject Company is or may be held responsible, or from which Hazardous Materials have been transported, treated, stored, handled, transferred, disposed, recycled or received.

                  (b) There are no pending or, to the Knowledge of the Sellers, Threatened claims, Encumbrances or other restrictions of any nature, resulting from any Environmental, Health and Safety Liabilities or arising under or pursuant to any Environmental Law, with respect to or affecting (i) to the Knowledge of the Sellers, any of the Facilities or
         (ii) any other properties and assets (whether real, personal or mixed) in which the Subject Company has or had an interest.

                  (c) Neither the Subject Company nor, to the Knowledge of the Sellers, any other Person for whose conduct the Subject Company is or may be held responsible, has received any citation, directive, inquiry, notice, Order, summons, warning or other communication that relates to Hazardous Activity, Hazardous Materials, or any alleged, actual or potential violation or failure to comply with any Environmental Law, or of any alleged, actual or potential obligation to undertake or bear the cost of any Environmental, Health and Safety Liabilities with respect to any of the Facilities or any other properties or assets (whether real, personal or mixed) in which the Subject Company has or had an interest, or with respect to any property or facility to which Hazardous Materials generated, manufactured, refined, transferred, imported, used or processed by the Subject Company or any other Person for whose conduct the Subject Company is or may be held responsible, have been transported, treated, stored, handled, transferred, disposed, recycled or received.

                  (d) Neither the Subject Company nor, to the Knowledge of the Sellers, any other Person for whose conduct the Subject Company is or may be held responsible, has any Environmental, Health and Safety Liabilities with respect to the Facilities or, to the Knowledge of the Sellers, with respect to any other properties and assets (whether real, personal or mixed) in which the Subject Company (or any predecessor), has or had an interest, or at any property geologically or hydrologically adjoining the Facilities or any such other property or assets.

                  (e) To the Knowledge of the Sellers, there are no Hazardous Materials present on or in the Environment at the Facilities or at any geologically or hydrologically adjoining property, including any Hazardous Materials contained in barrels, above or underground storage tanks, landfills, land deposits, dumps, equipment (whether moveable or fixed) or other containers, either temporary or permanent, and deposited or located in land, water, dumps or any other part of the Facilities or such adjoining property, or incorporated into any structure therein or thereon. Neither the Subject Company, or, to the Knowledge of the Sellers, any other Person, has permitted or conducted, or is aware of, any Hazardous Activity conducted with respect to the Facilities or any other properties or assets (whether real, personal or mixed) in which the Subject Company has or had an interest.

                  (f) To the Knowledge of the Sellers, there has been no Release or Threat of Release of any Hazardous Materials at or from the Facilities.

                  (g) The Subject Company has delivered to the Purchaser true and complete copies and results of any reports, studies, analyses, tests or monitoring possessed or initiated by the Subject Company pertaining to Hazardous Materials or Hazardous Activities in, on or under the Facilities or concerning compliance by the Subject Company or any other Person for whose conduct it is or may be held responsible with Environmental Laws.

                  5.18 Labor Relations; Compliance: Employees. Since January 1, 1996, the Subject Company has not been nor is a party to any collective bargaining or other labor Contract. Since January 1, 1996, there has not been, there is not presently pending or existing, and, to the Knowledge of the Sellers, there is not Threatened, (a) any strike, slowdown, picketing, work stoppage or employee grievance process, (b) any Proceeding against or affecting the Subject Company relating to the alleged violation of any Legal Requirement pertaining to labor relations or employment matters, including any charge or complaint filed by an employee or union with the National Labor Relations Board, the Equal Employment Opportunity Commission or any comparable Governmental Body, organizational activity or other labor or employment dispute against or affecting the Subject Company or its premises or (c) any application for certification of a collective bargaining agent. No event has occurred or circumstance exists that could provide the basis for any work stoppage or other labor dispute. There is no lockout of any employees by the Subject Company, and no such action is contemplated by the Subject Company. Except as set forth in Schedule 5.18, the Subject Company has complied in all respects with all Legal Requirements relating to employment, equal employment opportunity, nondiscrimination, immigration, wages, hours, benefits, collective bargaining, the payment of social security and similar taxes, occupational safety and health and plant closing. Except as set forth in Schedule 5.18, the Subject Company is not liable for the payment of any compensation, damages, taxes, fines, penalties or other amounts, however designated, for failure to comply with any of the foregoing Legal Requirements. Schedule 5.18 sets forth the names of all Persons employed by the Subject Company who are expected to receive more than $50,000 annualized cash compensation for the 1998 calendar year from the Subject Company (including without limitation, salary, commission and bonus) and who are expected to be employed by the Subject Company on the Closing Date. Except as set forth in
Schedule 5.18, the Subject Company has not entered into any severance or similar arrangement in respect of any personnel that provides for any obligation (absolute or contingent) of the Subject Company or any other Person to make any payment to any such personnel following termination of employment.

                  5.19 Intellectual Property.

                  (a) Intellectual Property Assets. The term "Intellectual Property Assets" includes:

                           (i) the name "Intranational Computer Consultants" and
                  all fictional business names, trade names, registered and unregistered trademarks, service marks and applications owned by, used by or licensed to the Subject Company (collectively, "the Marks");

                           (ii) all of the patents, patent applications and
                  inventions and discoveries that may be patentable of the Subject Company (collectively, "the Patents");

                           (iii) all of the copyright rights in both published
                  works and unpublished works of the Subject Company (collectively, "the Copyrights"); and

                           (iv) all know-how, trade secrets, confidential
                  information, customer lists, software, technical information, data, process technology, plans, drawings and blue prints owned, used or licensed by the Subject Company as licensee or licensor (collectively, "the Trade Secrets").

                  (b) Agreements. Schedule 5.19 contains a complete and accurate list and summary description, including any royalties paid or received by the Subject Company, of all Contracts relating to the Intellectual Property Assets to which the Subject Company is a party or by which the Subject Company is bound, except for any license implied by the sale of a product and perpetual, paid-up licenses for commonly available software programs with a value of less than $1,000 under which the Subject Company is the licensee. There are no outstanding and, to the Knowledge of the Sellers, no Threatened disputes or disagreements with respect to any such Contract.

                  (c) Know-How Necessary for the Business. Except as described in Schedule 5.19, the Intellectual Property Assets are all those necessary for the operation of the business of the Subject Company as it is currently conducted. The Subject Company is the owner of such right, title and interest in and to each of the Intellectual Property Assets as is necessary to conduct the business of the Subject Company.

                  (d) Patents. The Subject Company has not been issued any Patents and has no Patents pending and no Patents are necessary or currently used by the Subject Company to conduct its business as it is presently conducted. No process or know-how used by the Subject Company is known to infringe or is alleged to infringe any patent or other proprietary right of any other Person.

                  (e) Trademarks. The Subject Company has no Marks other than its corporate name. To the knowledge of the Sellers, the corporate name is not infringed or known to infringe any trade name of any third party.

                  (f) Copyrights. The Subject Company has no copyrights.

                  (g) Trade Secrets. Except as set forth in Schedule 5.19, the Subject Company has no Trade Secrets and no Trade Secrets are necessary or currently used by the Subject Company to conduct its business as it is presently conducted.

                  5.20 Certain Payments. Since January 1, 1996, neither the Subject Company, nor any director, officer, agent or employee of the Subject Company nor the Sellers has directly or indirectly, (a) made any contribution, gift, bribe, rebate, payoff, influence payment, kickback or other payment to any Person, private or public, regardless of form, whether in money, property or services (i) to obtain favorable treatment in securing business, (ii) to pay for favorable treatment for business secured, (iii) to obtain special concessions or for special concessions already obtained, for or in respect of the Subject Company or any Affiliate of the Subject Company or (iv) in violation of any Legal Requirement or (b) established or maintained any fund or asset that has not been recorded in the books and records of the Subject Company.

                  5.21 No Other Agreements to Sell Assets or Capital Stock of the Subject Company. Neither the Subject Company, nor the Sellers have any commitment or legal obligation, absolute or contingent, to any other Person or firm, other than as contemplated by the Transactions, to sell, assign, transfer or effect a sale of any of the assets (other than inventory and products in the Ordinary Course of Business), to sell or effect a sale of the capital stock or other equity interests of the Subject Company, to effect any merger, consolidation, liquidation, dissolution or other reorganization of the Subject Company, to enter into any agreement or cause the entering into of an agreement with respect to any of the foregoing.

                  5.22 Relationships with Related Persons. Except as set forth in Schedule 5.22, neither the Subject Company nor the Sellers has owned (of record or as a beneficial owner) an equity interest or any other financial or profit interest in a Person that has (i) had business dealings or a material financial interest in any transaction with the Subject Company other than business dealings or transactions conducted in the Ordinary Course of Business with the Subject Company at substantially prevailing market prices and on substantially prevailing market terms or (ii) engaged in a business competing with the Subject Company with respect to any line of the products or services of the Subject Company in any market presently served by the Subject Company, except for less than one percent (1%) of the outstanding capital stock of any such competing business that is publicly traded on any recognized exchange or in the over-the-counter market. Except as set forth in
Schedule 5.22, no Related Person of the Subject Company is a party to any Contract with, or has any claim or right against, the Subject Company.

                  5.23 Customers and Suppliers. Schedule 5.23 contains a complete and accurate list of the five (5) largest suppliers of the Subject Company (excluding staffing subcontractors) during the last fiscal year, and those customers of the Subject Company which generated revenues in excess of $250,000 for the Subject Company during the last fiscal year, showing the approximate total purchases by the Subject Company from each such supplier during such fiscal year and the total sales by the Subject Company to each such customer during such fiscal year. Since the date of the Balance Sheet, there has been no adverse change in the business relationship with any supplier or customer named in Schedule 5.23 and no threat or indication that any such change is reasonably foreseeable.

                  5.24 Bank Accounts. Schedule 5.24 sets forth an accurate and complete list showing the name and address of each bank in which the Subject Company has any account, safe deposit box, borrowing arrangement or certificate of deposit, the number of any such account or any such box and the names of all Persons authorized to draw thereon or to have access thereto.

                  5.25 Brokers and Finders; Advisors. Except for John Hamachek & Co., neither the Sellers nor the Subject Company nor their respective agents have incurred any obligation or Liability for brokerage or finders' fees or agents' commissions or other similar payment in connection with this Agreement. The Sellers agree to indemnify the Purchaser and the Subject Company against and to hold the Purchaser and the Subject Company harmless from, any claims for brokerage or similar commission or other compensation which may be made against the Purchaser or the Subject Company by any third party in connection with the Transactions, which claim is based upon such third party having acted as broker, finder, investment banker, advisor, consultant or appraiser or in any similar capacity on behalf of the Subject Company, the Sellers or any of their respective Affiliates.

                  5.26 Disclosure. No representation or warranty of the Sellers in this Agreement and no statement in the Disclosure Schedules omits to state a material fact necessary to make the statements herein or therein, in light of the circumstances in which they were made, not misleading.

                                   ARTICLE VI

                   REPRESENTATIONS AND WARRANTIES OF PURCHASER

                  Purchaser hereby represents and warrants to the Sellers as follows:

                  6.1 Organization of Purchaser. The Purchaser is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware, with full corporate power and corporate authority to own, lease and operate its properties and to carry on its business in the manner in which such business is now being conducted, to own the Stock being acquired in the Acquisition pursuant to this Agreement and to enter into and perform its obligations under this Agreement.

                  6.2 Corporate Authority and Ability. All requisite corporate authorizations for the execution, delivery and performance by the Purchaser of this Agreement and the consummation of the Transactions have been obtained. The Purchaser has the financial ability to perform its obligations under this Agreement.

                  6.3  Authorization: No Conflict.

                  (a) This Agreement constitutes the legal, valid, and binding obligation of the Purchaser, enforceable against the Purchaser in accordance with its terms. Upon the execution and delivery by the Purchaser of the Transaction Documents to which it is a party, such Transaction Documents will constitute the legal, valid and binding obligations of the Purchaser, enforceable against the Purchaser in accordance with their respective terms, except where such enforceability may be limited by (i) bankruptcy, insolvency, moratorium, reorganization and other similar laws affecting creditors' rights generally and (ii) the general principles of equity, regardless of whether asserted in a proceeding in equity or at law. The Purchaser has the absolute and unrestricted right, power, and authority to execute and deliver this Agreement and the Transaction Documents to which it is a party and to perform its obligations under this Agreement and the Transaction Documents to which it is a party.

                  (b) Neither the execution and delivery of this Agreement by the Purchaser nor the consummation or performance of any of the Transactions by the Purchaser will give any Person the right to prevent, delay, or otherwise interfere with any of the Transactions pursuant to: (i) any provision of the Purchaser's Organizational Documents; (ii) any resolution adopted by the board of directors or the stockholders of the Purchaser; (iii) any Legal Requirement or Order to which the Purchaser may be subject; or (iv) any Contract to which the Purchaser is a party or by which the Purchaser may be bound, except in the case of each of clauses (iii) and (iv) above, for such contraventions, conflicts, violations, Liabilities, reassessments, revaluations, breaches or creations of Encumbrances which, individually and in the aggregate, would not have a Material Adverse Effect with respect to the Purchaser. Except as set forth in Schedule 6.2, the Purchaser is not and will not be required to obtain any Consent from any Person in connection with the execution and delivery of this Agreement or the consummation or performance of any of the Transactions.

                  6.4 Proceedings. There is no pending Proceeding that has been commenced against the Purchaser and that challenges, or may have the effect of preventing, delaying, making illegal, or otherwise interfering with, any of the Transactions. To the Purchaser's knowledge, no such Proceeding has been Threatened.

                  6.5 Investment. The Purchaser is purchasing the Stock for its own account for investment, without a view to their distribution within the meaning of Section 2(11) of the Securities Act.

                  6.6 Brokers or Finders. The Purchaser and its respective officers and agents have incurred no obligation or Liability, for brokerage or finders' fees or agents' commissions or other similar payment in connection with this Agreement and will indemnify and hold Sellers harmless from any such payment alleged to be due by or through the Purchaser as a result of the action of the Purchaser or its respective officers or agents.

                                   ARTICLE VII

                 ACTIONS OF THE SELLERS AND THE PURCHASER BEFORE
                                THE CLOSING DATE

                  Each of the Sellers and the Purchaser covenant and agree with each other as follows:

                  7.1 Access and Investigation. Between the date of this Agreement and the Closing, the Sellers will (a) afford the Purchaser and its Representatives and prospective lenders and their Representatives (collectively, "Advisors") full and free access to the Subject Company's personnel, properties, Contracts, books and records and other documents and data, (b) furnish the Purchaser and its Advisors with copies of all such Contracts, books and records and other existing documents and data as they may reasonably request and (c) furnish the Purchaser and its Advisors with such additional financial, operating and other data and information as they may reasonably request.

                  7.2 Operation of Business. Between the date of this Agreement and the Closing, the Sellers will cause the Subject Company to:

                  (a) conduct its business only in the Ordinary Course of Business;

                  (b) use its Best Efforts to preserve intact its current business organization, keep available the services of its current officers, employees and agents and maintain the relations and good will with its suppliers, customers, landlords, creditors, employees, agents and others having business relationships with it;

                  (c) confer with the Purchaser and its Advisors concerning operational matters of a material nature; and

                  (d) otherwise report periodically to the Purchaser concerning the status of its business, operations and finances.

                  7.3 Negative Covenants.

                  (a) Except as otherwise expressly permitted by this Agreement, between the date of this Agreement and the Closing, the Subject Company and the Sellers will not, without the prior consent of the Purchaser, take any affirmative action or fail to take any reasonable action within its control, as a result of which any of the changes or events listed in Section 5.14 is likely to occur.

                  7.4 Required Approvals.

                  As promptly as practicable after the date of this Agreement, each party will make all filings required by Legal Requirements to be made by it in order to consummate the Transactions (including all filings under the HSR Act, if any). Between the date of this Agreement and the Closing, the parties will (a) cooperate with respect to all filings that they may elect to make or may be required by Legal Requirements to make in connection with the Transactions and (b) cooperate in obtaining all consents identified in Schedules
5.2 or 6.2 (including taking all actions requested to cause early termination of any applicable waiting period under the HSR Act).

                  7.5 Notification.

Between the date of this Agreement and the Closing, each party to this Agreement will promptly notify each other party hereto in writing if such party becomes aware of any fact or condition that causes or constitutes a Breach of any of its representations and warranties as of the date of this Agreement, or if such party becomes aware of the occurrence after the date of this Agreement of any fact or condition that would (except as expressly contemplated by this Agreement) cause or constitute a Breach of any such representation or warranty had such representation or warranty been made as of the time of occurrence or discovery of such fact or condition; provided, however, that such disclosure shall not be deemed to cure any Breach of a representation or warranty. Should any such fact or condition require any change in the Disclosure Schedules if such Schedules were dated the date of the occurrence or discovery of any such fact or condition, the discovering party will promptly deliver to each other party a supplement to the Disclosure Schedules specifying such change. During the same period, each party to this Agreement will promptly notify each other party hereto of the occurrence of any Breach of any covenant or agreement by such party in this Article VII or of the occurrence of any event that may make the satisfaction of the conditions in Articles VIII and IX impossible or unlikely; provided, however, that such disclosure shall not be deemed to cure any Breach of a covenant or agreement or to satisfy a condition. Each party to this Agreement shall promptly notify each other party hereto of any default, the threat or commencement of any Proceeding or any development that occurs before the Closing that could in any way materially affect such party, the business or assets of such party or the ability of such party to consummate the Transactions.

                  7.6 No Negotiation.

                  Until sixty (60) days from the date hereof or unless this Agreement is earlier terminated pursuant to Article XI, neither the Subject Company nor the Sellers nor any of their respective Representatives will directly or indirectly solicit, initiate or encourage any inquiries or proposals from, discuss or negotiate with, provide any non-public information to or consider the merits of any unsolicited inquiries or proposals from, any Person (other than the Purchaser) relating to any transaction involving the sale of all or a substantial portion of its business or assets of the Subject Company or any of its capital stock or other equity interests or any merger, consolidation, business combination or similar transaction involving the Subject Company (each such transaction referred to herein as a "Proposed Acquisition Transaction"). The Subject Company and the Sellers will immediately notify the Purchaser if any discussions or negotiations are sought to be initiated, any inquiry or proposal is made or any information is requested with respect to any Proposed Acquisition Transaction and notify the Purchaser of the terms of any proposal which they or their respective Representatives may receive in respect of any such Proposed Acquisition Transaction, including without limitation the identity of the prospective purchaser or soliciting party. The Subject Company and the Sellers shall also provide the Purchaser with a copy of any offer.

                  7.7 Best Efforts.

                  Between the date of this Agreement and the Closing, each of the parties to this Agreement will use its Best Efforts to cause the conditions in Articles VIII and IX to be satisfied.

                                  ARTICLE VIII

             CONDITIONS PRECEDENT TO PURCHASER'S OBLIGATION TO CLOSE

                  The Purchaser's obligation to pay the Consideration and to take the other actions required to be taken by the Purchaser at the Closing is subject to the satisfaction, at or prior to the Closing, of each of the following conditions (any of which may be waived by the Purchaser, in whole or in part):

                  8.1 Accuracy of Representations. All of the representations and warranties of the Sellers in this Agreement (considered collectively) and each of these representations and warranties (considered individually), must have been accurate in all material respects as of the date of this Agreement and must be accurate in all material respects as of the Closing as if made on the Closing without giving effect to any supplement to the Disclosure Schedules.

                  8.2 Sellers' and Subject Companies' Performance.

                  (a) All of the covenants and obligations that the Sellers and the Subject Company are required to perform or to comply with pursuant to this Agreement at or prior to the

         Closing (considered collectively) and each of these covenants and obligations (considered individually), must have been performed and complied with in all material respects.

                  (b) The Sellers and the Subject Company must have delivered each of the documents required to be delivered by the Sellers and the Subject Company pursuant to Section 4.2.

                  8.3 Consents. Each of the Consents identified in Schedule 5.2 must have been obtained and must be in full force and effect.

                  8.4 Additional Documents.

                  Sellers must have delivered to the Purchaser such documents as the Purchaser may reasonably request for the purpose of (i) evidencing the accuracy of any representation or warranty of the Sellers, (ii) evidencing the performance by the Subject Company and the Sellers, or the compliance by the Subject Company and the Sellers with, any covenant or obligation required to be performed or complied with by the Subject Company and the Sellers, (iii) evidencing the satisfaction of any condition referred to in this Article VIII or
(iv) otherwise facilitating the consummation of any of the Transactions.

                  8.5 No Proceedings. Since the date of this Agreement, there must not have been commenced or Threatened against the Purchaser or against any Person affiliated with the Purchaser, any Proceeding (a).involving any challenge to, or seeking damages or other relief in connection with, any of the Transactions or (b) that may have the effect of preventing, delaying, making illegal or otherwise interfering with any of the Transactions.

                  8.6 Financing. The Purchaser shall have secured the financing required to consummate the Acquisition and the other Transactions, upon terms and subject to conditions reasonably satisfactory to them.

                  8.7 No Prohibition. Neither the consummation nor the performance of any of the Transactions will, directly or indirectly (with or without notice or lapse of time), materially contravene, or conflict with, or result in a material violation of, or cause the Purchaser to suffer any material adverse consequence under, (a) any applicable Legal Requirement, including the HSR Act or (b) any Legal Requirement that has been published, introduced, or otherwise formally proposed by or before any Governmental Body.

                  8.8 No Claim Regarding Stock Ownership or Sale Proceeds. There must not have been made or Threatened by any Person any claim asserting that such Person (a) is the holder or the beneficial owner of, or has the right to acquire or to obtain beneficial ownership of, any stock of, or any other voting, equity, or ownership interest in, the Subject Company, or (b) is entitled to all or any portion of the Consideration payable for the Stock.

                  8.9 Kurt Krauthamer Insurability. The Purchaser shall be satisfied from the reports and results of physical examinations of Kurt Krauthamer of the insurability of Kurt Krauthamer for life insurance purposes at customary rates for healthy non-smokers of Kurt Krauthamer's age.

                                   ARTICLE IX

                        CONDITIONS PRECEDENT TO SELLERS'
                               OBLIGATION TO CLOSE

                  The Sellers' obligation to sell the Stock in exchange for the Consideration and to take the other actions required to be taken by the Sellers at the Closing is subject to the satisfaction, at or prior to the Closing, of each of the following conditions (any of which may be waived by the Sellers, in whole or in part):

                  9.1 Accuracy of Representations. All of the representations and warranties of the Purchaser in this Agreement (considered collectively), and each of these representations and warranties (considered individually), must have been accurate in all material respects as of the date of this Agreement, and must be accurate in all material respects as of the Closing as if made on the Closing, without giving effect to any supplement to the Disclosure Schedules.

                  9.2 The Purchaser's Performance.

                  (a) All of the covenants and obligations that the Purchaser is required to perform or to comply with pursuant to this Agreement at or prior to the Closing (considered collectively), and each of these covenants and obligations (considered individually), must have been duly performed and complied with in all material respects.

                  (b) Each document required to be delivered by the Purchaser pursuant to Section 4.2 must have been delivered.

                  9.3 Consents. Each of the Consents identified in Schedule 6.2 must have been obtained and must be in full force and effect.

                  9.4 Additional Documents.

                  The Purchaser must have delivered to the Sellers such documents as the Sellers may reasonably request for the purpose of (i) evidencing the accuracy of any of Purchaser's representations and warranties,
(ii) evidencing the performance by the Purchaser of, or the compliance by the Purchaser with, any covenant or obligation required to be performed or complied with by the Purchaser, (iii) evidencing the satisfaction of any condition referred to in this Article IX or (iv) otherwise facilitating the consummation or performance of any of the Transactions.

                  9.5 No Proceedings. Since the date of this Agreement, there must not have been commenced or Threatened against the Sellers or the Subject Company any proceeding (a) involving any challenge to, or seeking damages or other relief in connection with, any of the Transactions or

(b) that may have the effect of preventing, delaying, making illegal or otherwise interfering with any of the Transactions.

                  9.6 No Prohibition. Neither the consummation nor the performance of any of the Transactions will, directly or indirectly (with or without notice or lapse of time), materially contravene, or conflict with, or result in a material violation of, or cause the Sellers to suffer any material adverse consequence under, (a) any applicable Legal Requirement, including the HSR Act and federal and state securities laws or (b) any Legal Requirement that has been published, introduced, or otherwise formally proposed by or before any Governmental Body.


                                    ARTICLE X

                       SELLERS' INDEMNIFICATION; REMEDIES

                  10.1 Survival of Representations. Etc. The representations and warranties of the Sellers and the Purchaser contained herein shall survive until two (2) years after the Closing; provided, however, that the representations and warranties contained in Section 5.9, Section 5.11 with respect to ERISA plans and Section 5.17 shall continue to survive until sixty (60) days after the expiration of the applicable statute of limitations (giving effect to any waiver or extension thereof). The right to indemnification, payment of Damages or other remedy based on such representations, warranties, covenants and obligations will not be affected by any investigation conducted with respect to, or any Knowledge acquired (or capable of being acquired) at any time, whether before or after the execution and delivery of this Agreement or the Closing Date, with respect to the accuracy or inaccuracy of or compliance with, any such representation, warranty, covenant or obligation; provided, however, that any party to this Agreement who has Knowledge on or prior to the Closing Date of an inaccuracy or Breach of a representation, warranty, covenant or obligation of any other party to this Agreement shall notify such other party of such inaccuracy or Breach prior to the Closing hereunder. A failure to provide the notice required by the foregoing sentence shall preclude the party with such Knowledge from making a claim for indemnification, Damages or other remedy for such inaccuracy or Breach.

                  10.2 Indemnifications.

                  (a) By the Sellers. The Sellers shall indemnify, save and hold harmless the Purchaser and its Affiliates and Subsidiaries and each of their respective Representatives (individually, a "Seller Indemnified Party", and collectively, the "Seller Indemnified Parties"), from and against any and all costs, losses, Liabilities, obligations, damages, lawsuits, deficiencies, claims, demands and expenses (whether or not arising out of third-party claims), including without limitation losses in connection with workers compensation claims, interest, penalties, costs of mitigation, losses in connection with any Environmental Law (including without limitation any clean-up, remedial correction or responsive action), damages to the Environment, reasonable attorneys' fees and all amounts paid in investigation, defense or settlement of any of the foregoing (herein, "Damages"), incurred in connection with, arising out of, resulting from or incident to (i) any Breach of any representation or warranty made by the Sellers in this Agreement; (ii) any Breach of any covenant or agreement made by the Sellers in this Agreement or any certificate delivered by the Seller at the Closing; or (iii) any services provided by the Subject Company prior to the Closing to the extent not reserved on the Closing Balance Sheet or covered by insurance..

                  The term "Damages" as used in this Section 10.2 is not limited to matters asserted by third parties against any indemnified party, but includes Damages incurred or sustained by an indemnified party in the absence of third party claims. Payments by any indemnified party of amounts for which such indemnified party is indemnified hereunder shall not be a condition precedent to recovery. The rights and remedies provided in this Article X and Article XI shall be exclusive as to any Damages incurred by a party under this Agreement; provided, however, that nothing herein shall preclude a party from exercising its rights under this Agreement and applicable law to such equitable remedies, including without limitation specific performance and injunctions.

                  (b) By Purchaser. Purchaser shall indemnify, save and hold harmless the Sellers and their respective Affiliates and Representatives (the "Purchaser Indemnified Parties") from and against any and all Damages incurred in connection with, arising out of, resulting from or incident to (i) any Breach of any representation or warranty made by the Purchaser in this Agreement; (ii) any Breach of any covenant or agreement made by the Purchaser in this Agreement; or
         (iii) failure of Purchaser or Subject Company to pay the Liabilities of the Subject Company as they become due.

                  (c) Cooperation. An indemnified party under this Agreement shall cooperate in all reasonable respects with the indemnifying party and its Representatives (including without limitation their attorneys) in the investigation, trial and defense of such lawsuit or action and any appeal arising therefrom; provided, however, that the indemnified party may, at its own cost, participate in negotiations, arbitrations and the investigation, trial and defense of such lawsuit or action and any appeal arising therefrom. The parties shall cooperate with each other in any notifications to insurers.

                  (d) Defense of Claims. If a claim for Damages (a "Claim") is to be made by an indemnified party hereunder against the indemnifying party, the indemnified party shall give written notice (a "Claim Notice") to the indemnifying party as soon as practicable after the indemnified party becomes aware of any fact, condition or event which may give rise to Damages for which indemnification may be sought under this Section 10.2. If any lawsuit or enforcement action is filed against an indemnified party, written notice thereof shall be given to the indemnifying party as promptly as practicable (and in any event within fifteen (15) calendar days after the service of the citation or summons). The failure of any indemnified party to give timely notice hereunder shall not affect rights to indemnification hereunder, except to the extent that the indemnifying party have been damaged by such failure. After such notice, if the indemnifying party shall acknowledge in writing to the indemnified party that the indemnifying party shall be obligated under the terms of their indemnity hereunder in connection with such lawsuit or action, then the indemnifying party shall be entitled, if they so elect at their own cost, risk and expense, (i) to take control of the defense and investigation of such lawsuit or action, (ii) to employ and engage attorneys of their own choice, but, in any event, reasonably acceptable to the indemnified party, to handle and defend the same unless the named parties to such action or proceeding (including any impleaded parties) include both the indemnifying party and the indemnified party and the indemnified party has been advised in writing by counsel that there may be one or more legal defenses available to such indemnified party that are different from or additional to those available to the indemnifying party, in which event the indemnified party shall be entitled, at the indemnifying party's cost, risk and expense, to separate counsel of its own choosing and (iii) to compromise or settle such lawsuit or action, which compromise or settlement shall be made only with the written consent of the indemnified party, such consent not to be unreasonably withheld.

                  If the indemnifying party fails to assume the defense of such lawsuit or action within fifteen (15) calendar days after receipt of the Claim Notice, the indemnified party against which such lawsuit or action has been asserted will (upon delivering notice to such effect to the indemnifying party) have the right to undertake, at the indemnifying party's cost and expense, the defense, compromise or settlement of such lawsuit or action on behalf of and for the account and risk of the indemnifying party; provided, however, that such lawsuit or action shall not be compromised or settled without the written consent of the indemnifying party, which consent shall not be unreasonably withheld. If the indemnified party settles or compromises such lawsuit or action without the prior written consent of the indemnifying party, the indemnifying party will bear no liability hereunder for or with respect to such lawsuit or action. In the event the indemnified party assumes the defense of the lawsuit or action, the indemnified party will keep the indemnifying party reasonably informed of the progress of any such defense, compromise or settlement. The indemnifying party shall be liable for any settlement of any action effected pursuant to and in accordance with this Section 10.2 and for any final judgment (subject to any right of appeal) and the indemnifying party agrees to indemnify and hold harmless an indemnified party from and against any Damages by reason of such settlement or Judgment.

                  (e) Limitation on Indemnity/Commitments.

                           (i) The indemnification obligation of the
                  indemnifying party and the Purchaser with respect to any Breach of any representation or warranty pursuant to Section 10.2(a)(i), (a)(iii) or (b)(i) shall be limited to Claims for Damages made prior to the last date of survival thereof referred to in Section 10.1. The indemnification obligation of the indemnifying party with respect to any Breach of any covenant or agreement pursuant to Section 10.2(a)(ii), (b)(ii) or (b)(iii) shall survive indefinitely subject to the terms of this Agreement.

                           (ii) Except as provided in Section 10.2(e)(iii), the
                  Seller Indemnified Parties may not recover Damages from the indemnifying party pursuant to Section 10.2(a)(i) and (iii) until the aggregate amount of Damages relating to such Claims for which the Seller Indemnified Parties, in the aggregate, are entitled to indemnification under Section 10.2(a)(i) and
                  (iii) exceeds One Hundred Thousand Dollars ($100,000) (the "Threshold"); provided, however, in the event that the aggregate amount of Damages for which the Seller Indemnified Parties are seeking indemnification under Section 10.2(a)(i) exceeds such amount, the Seller Indemnified Parties may recover the full amount of such Damages; provided, further, however, that the maximum aggregate amount of such Damages for which the Sellers shall be liable shall not exceed Three Million Dollars ($3,000,000). The Seller Indemnified Parties shall have the right to make a Claim hereunder prior to the time at which the Threshold that is applicable to Claims under
                  Section 10.2(a)(i) and (iii) has been surpassed for the purpose of asserting such Claim within the relevant survival period of the applicable indemnification obligation and any such Claim made within such period shall, to the extent such Threshold ultimately is met, survive until its final resolution.

                  (iii) The Threshold and maximum damages limitations in Section 10.2(e)(ii) shall not apply to any Damages incurred in connection with, arising out of or resulting from any Breach of any representation or warranty made by the Sellers in Section 5.3, 5.9, 5.11 with respect to ERISA plans, and 5.17.

                  (iv) The Purchaser Indemnified Parties may not recover Damages from the Purchaser pursuant to Section 10.2(b)(i) until the aggregate amount of Damages relating to such Claims for which the Purchaser Indemnified Parties, in the aggregate, are entitled to indemnification under Section 10.2(b)(i) exceeds the Threshold; provided, however, in the event that the aggregate amount of Damages for which the Purchaser Indemnified Parties are seeking indemnification under Section 10.2(b)(i) exceeds such amount, the Purchaser Indemnified Parties may recover the full amount of such Damages; provided, further, however, that the maximum aggregate amount of Damages for which the Purchaser shall be liable pursuant to Section 10.2(b)(i) shall not exceed Two Million Dollars ($2,000,000). The Purchaser Indemnified Parties shall have the right to make a Claim hereunder prior to the time at which the Threshold that is applicable to Claims under Section 10.2(b)(i) has been surpassed for the purpose of asserting such Claim within the relevant survival period of the applicable indemnification obligation and any such Claim made within such period shall, to the extent such Threshold ultimately is met, survive until its final resolution.

                  (v) Neither (a) the termination of the representations or warranties contained herein, nor (b) the expiration of the indemnification obligations described above, will affect the rights of an indemnified party in respect of any Claim made by such indemnified party received by the Sellers prior to the expiration of the applicable survival period provided herein.

                  (f) Representatives. No individual Representative of any party shall be personally liable for any Damages under the provisions contained in this Section 10.2 (except to the extent any such Person is party hereto in his or her individual capacity). Nothing herein shall relieve either party of any Liability to make any payment expressly required to be made by such party pursuant to this Agreement.

                  10.3  Tax.

                  (a) Tax Indemnification. Except for Taxes that are reserved for on the Closing Balance Sheet, the Sellers shall be responsible for and pay and shall jointly and severally indemnify and hold harmless the Purchaser and the Subject Company (and each of their respective affiliates, successors and assigns) from and against (i) all Taxes imposed on the Subject Company, or for which the Subject Company is liable, with respect to (A) all periods ending on or prior to the Closing Balance Sheet Date or (B) any period beginning before the Closing Balance Sheet Date and ending after the Closing Balance Sheet Date, but only with respect to the portion of such period up to and including the Closing Balance Sheet Date (such portion, a "Pre-Closing Partial Period"), and (ii) a prorata portion of any costs or expenses incurred by the Subject Company with respect to the Taxes indemnified hereunder. For purposes of this Section 10.3(a), Taxes shall include the amount of Taxes which would have been paid but for the application of any credit or net operating or capital loss deduction attributable to any period (or portion thereof) ending after the Closing Balance Sheet Date, but shall not include amounts which would have been paid but for the application of any credit or net operating or capital loss deductions attributable to any period (or portion thereof) ending on or before the Closing Balance Sheet Date.

                  (b) Straddle Periods. Any Taxes with respect to the Subject Company that relate to a Tax period beginning on or before the Closing Balance Sheet Date and ending after the Closing Balance Sheet Date (a "Straddle Period") shall be apportioned between the Pre-Closing Partial Period and the portion of such Straddle Period beginning on the Closing Date (the "Post-Closing Partial Period"), as determined from the books and records of the Subject Company during the portion of such period ending on the Closing Balance Sheet Date and the portion of such period beginning on the day following the Closing Balance Sheet Date consistent with the past practices of the Subject Company. The Purchaser shall cause the Subject Company to file any Tax Returns for any Straddle Period, and the Purchaser shall pay all Taxes shown as due on any such Tax Returns. The Sellers shall pay the Purchaser all such Taxes apportioned to the Pre-Closing Partial Period (to the extent not paid by the Subject Company prior to the Closing Balance Sheet Date or accrued or otherwise reflected as a Liability on the Closing Balance Sheet) due pursuant to the filing of any such Tax Returns under the provisions of this Section 10.3(b) within fifteen (15) business days of receipt of notice of such filing by the Purchaser, which notice shall set forth in reasonable detail the calculations regarding the Sellers' share of such Taxes.

                  (c) Refunds. The Purchaser agrees to assign and promptly remit (and to cause the Subject Company to assign and promptly remit) all refunds (including interest thereon) net of any Tax effect to the Purchaser or the Subject Company, received by the Purchaser or the Subject Company of any Taxes attributable to any period on or prior to the Closing Balance Sheet Date; provided, however, that the Purchaser shall be entitled to the portion of any refund resulting from a carryback (including carrybacks to periods ending on or prior to the Closing Date) of a net operating loss, net capital loss, Tax credit or similar item sustained or arising in any period ending after the Closing Date or in any Post-Closing Partial Period.

                  (d) Tax Returns for Pre-Closing Periods. The Sellers shall prepare or cause to be prepared, and timely file or cause to be filed, all Tax Returns (except for any 1998 partial year Tax Return for the Subject Companies arising from an election of the Purchaser ) of the Subject Company for all taxable periods of the Subject Company ending on or prior to the Closing Balance Sheet Date and shall pay or cause to be paid all Taxes due with respect to such Tax Returns (to the extent not paid by the Subject Company prior to the Closing Date or accrued or otherwise reflected as a Liability on the Closing Balance Sheet). With respect to any Tax Return of the Subject Company for a 1998 partial year period ending on or prior to the Closing Balance Sheet Date, Sellers shall pay or cause to be paid all taxes due with respect to such period as determined from the books and records of the Subject Company for such period (to the extent not paid by the Subject Company prior to the Closing Date or accrued or otherwise reflected as a Liability on the Closing Balance Sheet). With respect to any such Tax Returns required to be filed by the Sellers and not required to be filed before the Closing Date, the Sellers shall provide the Purchaser and its authorized Representatives with copies of any such completed Tax Return at least ten (10) business days prior to the due date for filing of such Tax Return and the Purchaser and its Representatives shall have the right to review such Tax Return prior to the filing of such Tax Return. Sellers and the Purchaser agree to consult and resolve in good faith any issues arising as a result of such review.

                  (e) Other Matters. The Purchaser shall promptly notify the Sellers in writing upon receipt by the Purchaser or any Affiliate of the Purchaser of notice of (i) any pending or threatened federal, state, local or foreign Tax audits or assessments of the Subject Company and (ii) any pending or threatened federal, state, local or foreign Tax audits or assessments of the Purchaser or any Affiliate of the Purchaser which may affect the Tax Liabilities of the Subject Company with respect to any period ending on or before the Closing Date, or any Pre-Closing Partial Period. The Sellers shall promptly notify the Purchaser in writing upon receipt by the Sellers or any affiliate of the Sellers of notice of any pending or threatened federal, state, local or foreign Tax audits or assessments relating to the income, properties or operations of the Subject Company.

                  The Purchaser and the Sellers shall cooperate with each other in the conduct of any audit or other proceedings involving the Subject Company for periods beginning before the Closing Date and each may participate at its own expense, provided that the Sellers shall have the right to

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
control the conduct of any such audit or proceeding for which the Sellers (i) agree that any resulting Tax is covered by the indemnity provided in Section 10.3(a) of this Agreement and (ii) demonstrate to the Purchaser their ability to make such indemnity payment. Notwithstanding the foregoing, neither the Purchaser nor the Sellers may settle or otherwise resolve any such claim, suit or proceeding without the consent of the other party, such consent not to be unreasonably withheld.

                  After the Closing Date, the Purchaser and the Sellers shall make available to the other, as reasonably requested, all information, records or documents relating to Tax liabilities or potential Tax liabilities of the Subject Company and shall preserve all such information, records and documents until the expiration of any applicable statute of limitations, including extensions thereof, or such other period as required by law. The Purchaser and the Sellers shall, if possible, make available to each other as reasonably requested by the Purchaser or the Sellers, as the case may be, personnel responsible for preparing or maintaining information, records and documents, in connection with Tax matters. In case at any time after the Closing Date any further action is necessary to carry out the purposes of this Agreement, the parties hereto shall take all such reasonably necessary action.

                  All sales, value added, use, state or local transfer and gains Taxes, registration, stamp and similar Taxes imposed in connection with the Transactions shall be borne equally by the Purchaser, on the one hand, and the Sellers, on the other hand.

                  Any payments made to the Sellers, the Subject Company or the Purchaser pursuant to this Article X shall constitute an adjustment of the Consideration for Tax purposes and shall be treated as such by the Purchaser and the Sellers on their Tax Returns to the extent permitted by law.

                  All Tax sharing or similar agreements, if any, to which the Subject Company is a party will be canceled at or prior to the Closing and neither the Purchaser nor the Subject Company shall have any obligation under any such agreement.

                                   ARTICLE XI

                ADDITIONAL PURCHASER'S INDEMNIFICATION; REMEDIES

         11.1 The Indemnity. The Purchaser and the Sellers believe that the Contingent Amounts constitute payment for the sale of a capital asset and not compensation to KURT AND CAROL KRAUTHAMER for the performance of services for federal, state and local income tax purposes and shall report the entire Consideration as payment for the sale of a capital asset and not as compensation for the performance of services for all federal, state and local income tax purposes. The Purchaser shall indemnify, save and hold harmless KURT AND CAROL KRAUTHAMER from and against any and all additional federal, state and local income taxes, including interest, assessed against KURT AND CAROL KRAUTHAMER as a result of a determination by IRS or a state tax authority that any Contingent Amount, or portion thereof, received by the Sellers constitutes compensation for the performance of services and not gain from the sale of a capital asset

("Compensation Income Taxes"). Such indemnification payment shall be grossed-up to account for the fact that the indemnification payment itself is taxable (the "Gross-Up Amount").

         11.2 Notice and Cooperation. Sellers shall promptly notify the Purchaser in writing upon receipt by KURT AND CAROL KRAUTHAMER of notice of any pending or threatened federal, state or local Tax Audits or assessments of the Sellers. The Purchaser and the Sellers shall cooperate with each other in the conduct of any such audit with respect to any issue of Compensation Income Taxes asserted by the auditing authority.

         11.3 Seller's Claim for Indemnity; Payment. The Sellers shall promptly notify the Purchaser in writing upon receipt by KURT AND CAROL KRAUTHAMER of any assessment of Compensation Income Taxes and will consult with the Purchaser with regard to any mutually agreeable strategy for negotiation or appeal of such assessment. Upon receipt from KURT AND CAROL KRAUTHAMER of an assessment of Compensation Income Taxes and a written acknowledgment, acceptance or consent to such assessment by KURT AND CAROL KRAUTHAMER on applicable forms of the assessing authority, the Purchaser shall within 10 business days thereafter pay to KURT AND CAROL KRAUTHAMER in cash by wire transfer of immediately available funds the amount of the Compensation Income Taxes and the Gross-Up Amount, and the Purchaser and the Sellers shall thereafter report the Contingent Amounts for tax purposes in accordance with the assessment.

                                   ARTICLE XII

                       PURCHASER'S POST-CLOSING COVENANTS

                  The Purchaser covenants and agrees with the Sellers as follows:

                  12.1 Subject Company Working Capital. After the Closing and prior to December 31, 2000, the Purchaser will cause the Subject Company to maintain or will provide for the benefit of the Subject Company working capital and credit facilities sufficient to pay as and when they become due (a) all of the Liabilities of the Subject Company incurred in the Ordinary Course of Business other than Liabilities for capital expenditures and (b) Liabilities of the Subject Company for capital expenditures in an individual amount not exceeding $10,000 and in the aggregate amount not exceeding $50,000 in any 12-month period and any additional mutually agreed upon between the Purchaser and the Sellers.

                  12.2 Subject Company Name. During the 12-month period after the Closing, the Subject Company shall conduct its business solely and exclusively under the name "Intranational Computer Consultants." During the period thereafter through December 31, 2000, the Subject Company may conduct the business under any name that includes as a part thereof or otherwise refers to the name "Intranational Computer Consultants."

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
                  12.3 Purchaser's Existing California Business. The Purchaser currently has on-site offices at client GE Capital in San Francisco and Sacramento, California (the "Existing Business"). The Subject Company will assume responsibilities with respect to the Existing Business and/or receive earnings with respect to the Existing Business to the extent, if any, as shall be mutually agreed in writing by the Purchaser and the Sellers.

                  12.4 Separate Corporate Status. The Purchaser will maintain the separate corporate existence of the Subject Company until December 31, 2000 and will not sell, transfer or dispose of any of the assets or business of the Subject Company prior to December 31, 2000 except in the Ordinary Course of Business or transfer any of the employees of the Subject Company.

                                  ARTICLE XIII

                                   TERMINATION

                  13.1 Termination Events.

                  This Agreement may, by notice given prior to or at the Closing, be terminated:

                  (a) by the Sellers, on the one hand, or by the Purchaser on the other hand, if a Breach of any provision of this Agreement has been committed by the other party or its Affiliates and such Breach has not been expressly waived in writing;

                  (b) (i) by the Purchaser if any of the conditions in Article VIII has not been satisfied as of the Closing or if satisfaction of such a condition is or becomes impossible (other than through the failure of the Purchaser to comply with their respective obligations under this Agreement) and the Purchaser has not expressly waived such condition in writing on or before the Closing; or (ii) by the Sellers, if any of the conditions in Article IX has not been satisfied as of the Closing or if satisfaction of such a condition is or becomes impossible (other than through the failure of the Sellers or the Subject Company to comply with its obligations under this Agreement) and the Sellers have not expressly waived such condition in writing on or before the Closing;

                  (c) by mutual consent of Purchaser and the Sellers; or

                  (d) by either the Purchaser or the Sellers if the Closing has not occurred (other than through the failure of any party seeking to terminate this Agreement to comply fully with its obligations under this Agreement) on or before March 2, 1998 (the "Closing Date"), or such later date as the Parties may agree upon.

                  13.2 Effect of Termination.

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
                  Each party's right of termination under Section 13.1 is in addition to any other rights it may have under this Agreement or otherwise, and the exercise of a right of termination will not be an election of remedies. If this Agreement is terminated pursuant to Section 13.1, all further obligations of the Parties under this Agreement will terminate, except that the obligations in Sections 14.6, 14.9 and 14.10 will survive; provided, however, that if this Agreement is terminated by a party because of the Breach of this Agreement by the other party or because one or more of the conditions to the terminating party's obligations under this Agreement is not satisfied as a result of the other party's failure to comply with its obligations under this Agreement, the terminating party's right to pursue all legal remedies will survive such termination unimpaired.

                                   ARTICLE XIV

                                  MISCELLANEOUS

                  14.1 Assignment. Neither this Agreement nor any of the rights or obligations hereunder may be assigned by any party without the prior written consent of the other party; except that the Purchaser may, without such consent, assign all such rights to any lender as collateral security and assign all such rights and obligations to a wholly owned Subsidiary (or a partnership controlled by the Purchaser) or Subsidiaries of the Purchaser or to a successor in interest to the Purchaser which shall assume all obligations and Liabilities of the Purchaser, as the case may be, under this Agreement; provided, however, that no such assignment shall relieve the Purchaser of any obligation or liability under this Agreement. Subject to the foregoing, this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns.

                  14.2 Notices. All notices, requests, demands and other communications which are required or may be given under this Agreement shall be in writing and shall be deemed to have been duly given when received if personally delivered; when transmitted if transmitted by telecopy, electronic or digital transmission method; the day after it is sent, if sent for next day delivery to a domestic address by recognized overnight delivery service (e.g., Federal Express); and upon receipt, if sent by certified or registered mail, return receipt requested. In each case notice shall be sent to:

                  If to the Purchaser, addressed to such Purchaser at:

                           William W. Wilkinson
                           Corporate Staffing Resources, Inc.
                           100 E. Wayne Street, Suite 100
                           One Michiana Square
                           South Bend, IN 46601
                           Telephone: (219) 233-8209
                           Telecopy: (219) 280-2661

                  with a copy to:

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
                           Philip L. Carson, Esq.
                           Miller Carson Boxberger & Murphy LLP
                           1400 One Summit Square
                           Fort Wayne, IN 46802-3173
                           Telephone: (219) 423-9411
                           Telecopy: (219) 423-4329

                  If to either of the Sellers, addressed to such Seller at:

                           5060 Grove Street
                           Sonoma, CA 95476
                           Telephone: (707) 996-6788




                  With a copy to:

                           Twila L. Foster, Esq.
                           Jackson Tufts Cole & Black, LLP
                           650 California Street
                           San Francisco, CA 94108-2613
                           Telephone: (415) 433-1950
                           Telecopy: (415) 392-3494


or to such other place and with such other copies as either party may designate as to itself by written notice to the others.

                  14.3 Choice of Law. This Agreement shall be construed in accordance with and governed by the laws of the State of Delaware (without giving effect to its choice of law principles), except with respect to matters of law concerning the internal corporate affairs of any corporate entity which is a party to or the subject of this Agreement, and as to those matters the law of the jurisdiction under which the respective entity derives its powers shall govern.

                  14.4 Entire Agreement: Amendments and Waivers. This Agreement, together with all exhibits and schedules hereto (including the Disclosure Schedule and the other agreements referred to herein), constitutes the entire agreement among the parties pertaining to the subject matter hereof and supersedes all prior agreements, understandings, negotiations and discussions, whether oral or written, of the parties. This Agreement may not be amended except in an instrument in writing signed on behalf of each of the parties hereto. No amendment, supplement, modification or waiver of this Agreement shall be binding unless executed in writing by the party to be bound thereby. No waiver of any of the provisions of this Agreement shall be deemed or shall constitute

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a waiver of any other provision hereof (whether or not similar), nor shall such waiver constitute a continuing waiver unless otherwise expressly provided.

                  14.5 Multiple Counterparts. This Agreement may be executed in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

                  14.6 Expenses. Each party to this Agreement will bear its respective expenses incurred in connection with the preparation, execution and performance of this Agreement and the Transactions (it being understood that in the event of termination of this Agreement, the obligation of each party to pay its own expenses will be subject to any rights of such party arising from a breach of this Agreement by the other party); provided, however, that the Purchaser will pay for the expense of the audit of the financial statements of the Subject Company for the 12-month period ended December 31, 1997, in an amount not exceeding $25,000, irrespective of whether the Transactions are closed or terminated pursuant to the terms of Section 13.1.

                  14.7 Invalidity. In the event that any one or more of the provisions contained in this Agreement or in any other instrument referred to herein, shall, for any reason, be held to be invalid, illegal or unenforceable in any respect, then to the maximum extent permitted by law, such invalidity, illegality or unenforceability shall not affect any other provision of this Agreement or any other such instrument.

                  14.8 Titles. The titles, captions or headings of the Articles and Sections herein are inserted for convenience of reference only and are not intended to be a part of or to affect the meaning or interpretation of this Agreement.

                  14.9 Publicity. Except as required by law, none of the Purchaser, the Subject Company nor the Sellers shall issue any press release or make any public statement regarding this Agreement and the Transactions, without prior written approval of the other parties; provided, however, that in the case of announcements, statements, acknowledgments or revelations which either party is required by law to make, issue or release, the making, issuing or releasing of any such announcement, statement, acknowledgment or revelation by the party so required to do so by law shall not constitute a breach of this Agreement if such party shall have given not less than two (2) calendar days prior notice to the other party, and shall have attempted, to the extent reasonably possible, to clear such announcement, statement, acknowledgment or revelation with the other party. Each party hereto agrees that it will not unreasonably withhold any such consent or clearance. The Purchaser may, without the consent of the Sellers, issue or make an appropriate press release or public announcement after the Closing.

                  14.10 Confidential Information.

                  (a) No Disclosure. The parties acknowledge that the Transaction described herein is of a confidential nature and shall not be disclosed except to consultants, advisors

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
         and Affiliates or as required by law, until such time as the parties make a public announcement regarding the Transaction as provided in
         Section 14.9.

                  (b) Preservation of Confidentiality. In connection with the negotiation of this Agreement, the preparation for the consummation of the Transactions, and the performance of obligations hereunder, the Purchaser acknowledges that it will have access to confidential and proprietary information relating to the Subject Company and the Sellers acknowledge that they will have access to confidential information relating to the Purchaser and its Affiliates, in each case, including technical or marketing information, ideas, methods, developments, inventions, improvements, business plans, trade secrets, scientific or statistical data, diagrams, drawings, specifications or other proprietary information relating thereto, together with all analyses, compilations, studies or other documents, records or data prepared by the Sellers and the Subject Company or the Purchaser, as the case may be, or their respective Representatives or Affiliates, which contain or otherwise reflect or are generated from such information ("Confidential Information"). The term "Confidential Information" does not include information received by one party in connection with the Transactions which (i) is or becomes generally available to the public other than as a result of a disclosure by such party or its Representatives, (ii) was within such party's possession prior to its being furnished to such party by or on behalf of the other party in connection with the Transactions, provided that the source of such information was not known by such party to be bound by a confidentiality agreement with or other contractual, legal or fiduciary obligation of confidentiality to the other party or any other Person with respect to such information or
         (iii) becomes available to such party on a non-confidential basis from a source other than the other party or any of their respective Representatives, provided that such source is not bound by a confidentiality agreement with or other contractual, legal or fiduciary obligation of confidentiality to the other party or any other Person with respect to such information.

                  (c) Each party shall treat all Confidential Information of the other party as confidential, preserve the confidentiality thereof and not disclose any such Confidential Information, except to its Representatives and Affiliates who need to know such Confidential Information in connection with the Transactions. Each party shall use all reasonable efforts to cause its Representatives to treat all such Confidential Information of the other party as confidential, preserve the confidentiality thereof and not disclose any such Confidential Information. Each party shall be responsible for any breach of this Agreement by any of its Representatives. If, however, Confidential Information is disclosed, the party responsible for such disclosure shall immediately notify the other party in writing and take all reasonable steps required to prevent further disclosure.

                  (d) Until the Closing or the termination of this Agreement, all Confidential Information shall remain the property of the party who originally possessed such information. In the event of the termination of this Agreement for any reason whatsoever, each party shall, and shall cause its Representatives to, return to the other party all Confidential Information

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         (including all copies, summaries and extracts thereof) furnished to such party by the other party in connection with the Transactions.

                  (e) If one party or any of its Representatives or Affiliates is requested or required (by oral questions, interrogatories, requests for information or documents in legal proceedings, subpoena, civil investigative demand or other similar process) or is required by operation of law to disclose any Confidential Information, such party shall provide the other party with prompt written notice of such request or requirement, which notice shall, if practicable, be at least forty-eight (48) hours prior to making such disclosure, so that the other party may seek a protective order or other appropriate remedy and/or waive compliance with the provisions of this Agreement. If, in the absence of a protective order or other remedy or the receipt of such a waiver, such party or any of its Representatives are nonetheless, in the opinion of counsel, legally compelled to disclose Confidential Information, then such party may disclose that portion of the Confidential Information which such counsel advises is legally required to be disclosed, provided that such party uses its reasonable efforts to preserve the confidentiality of the Confidential Information, whereupon such disclosure shall not constitute a breach of this Agreement.

                  14.11 Burden and Benefit. This Agreement shall be binding upon and shall inure to the benefit of, the parties hereto and their respective successors and permitted assigns. There are no third party beneficiaries of this Agreement; provided, however, that any Person that is not a party to this Agreement but, by the terms of Section 10.2, is entitled to indemnification, shall be considered a third party beneficiary of this Agreement, with full rights of enforcement as though such Person was a signatory to this Agreement.

                  14.12    Service of Process; Consent to Jurisdiction.

                  (a) Service of Process. Each of the parties hereto irrevocably consents to the service of any process, pleading, notices or other papers in connection with a legal proceeding by the mailing of copies thereof by registered, certified or first class mail, postage prepaid, to such party at such party's address set forth herein, or by any other method provided or permitted under Delaware law.

                  (b) Consent and Jurisdiction. Each party hereto irrevocably and unconditionally (i) agrees that any suit, action or other legal proceeding arising out of this Agreement may be brought in the United States District Court for the Northern District of Indiana or the United States District Court for the Northern District of California;
         (ii) consents to the jurisdiction of either such court in any such suit, action or proceeding; and (iii) waives any objection which such party may have to the laying of venue of any such suit, action or proceeding in either such court.

                  14.13 Attorneys' Fees. If any party to this Agreement brings an action to enforce its rights under this Agreement, the prevailing party shall be entitled to recover its costs and expenses, including without limitation reasonable attorneys' fees, incurred in connection with such action, including any appeal of such action.

                  14.14 Limitation of Liability. Notwithstanding anything to the contrary in this Agreement, in no event shall any party hereto be liable for any incidental or consequential damages occasioned by any failure to perform or the breach of any obligation under this Agreement, except as provided in Section 2.4.

                  14.15 Additional Survival. In addition to the survival of representations and warranties and other provisions referenced in Section 10.1 and 10.2 of this Agreement, which shall survive pursuant to the terms of such Section, the obligations of the Sellers and the Purchaser contained in Sections 4.2, 14.6, 14.9 and 14.10 and in Article II, III, subject to the provisions of
Section 3.5, X and XI of this Agreement shall survive the Closing Date indefinitely.

                  IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed on their respective behalf, by their respective officers thereunto duly authorized, all as of the day and year first above written.

                               PURCHASER:

                               Corporate Staffing Resources, Inc.

                               /s/ William W. Wilkinson
                               ------------------------------------------------
                               By: William W. Wilkinson
                               Its: Chairman of the Board & Chief Executive
                               Officer

                               and

                               /s/ Thomas E. Murphy
                               ------------------------------------------------
                               By: Thomas E. Murphy
                               Its: Vice President, CFO and Assistant Secretary

                               SELLERS:

                               Krauthamer Family Limited Partnership


                               By  /s/ Kurt Krauthamer
                                 ----------------------------------------------
                                   Kurt Krauthamer, its General Partner

                                       65